Exhibit 10.1

Execution Copy

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

RESEARCH AGREEMENT

THIS RESEARCH AGREEMENT (this “Agreement”), dated as of August 10, 2011 (the “Effective Date”), is entered into by and between ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Isis”), and CHDI FOUNDATION, INC., a New Jersey corporation formerly known as CHDI, Inc. (the “Foundation”). Isis and the Foundation will hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

The Foundation’s mission is to rapidly discover and develop drugs that delay or slow the progression of Huntington’s disease.

Isis is an RNA-based drug discovery and development company.

The Parties are parties to that certain Research Agreement (as amended, the “2007 Research Agreement”), dated October 22, 2007 (the “Original Effective Date”), pursuant to which the Foundation and Isis entered into a collaboration to seek therapies for Huntington’s disease.

Since April 2010, the Parties ceased collaborating with one another under the 2007 Research Agreement.

After the Parties ceased collaborating under the 2007 Research Agreement, Isis continued to work on therapies for Huntington’s disease without funding from the Foundation.

The Parties now desire to enter into this new Agreement to resume collaborating on therapies for Huntington’s disease.

In consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Definitions

1.             Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

(a)           “2007 Research Agreement Project” means the “Project” as defined in the 2007 Research Agreement.

(b)           “2007 Research Agreement Project Compound” means any MOE Gapmer that was identified by Isis in the course of Isis’ conduct of the 2007 Research Agreement Project, including any Project Human Compound.

(c)           “2007 Research Agreement Project Intellectual Property” means any Intellectual Property conceived, discovered, invented, made or first reduced to practice in the course of Isis’ conduct of the 2007 Research Agreement Project other than any such Intellectual Property that constitutes Isis Background Intellectual Property or Foundation Background Intellectual Property.

(d)           “2007 Research Agreement Project Results” means all data, formulae, methods, outcomes, protocols or other results produced in the course of Isis’ conduct of the 2007 Research Agreement Project.

(e)           “Acquired Party” means the Party that consummates a Change of Control with an Acquirer.

(f)            “Acquirer” means, with respect to a Party, the Third Party or Affiliate of such Party that is a party to a Change of Control with such Party after the Effective Date.

(g)           “Acquirer Intellectual Property” means, with respect to an Acquirer, (i) all Intellectual Property (A) owned by, or licensed by a Third Party to, such Acquirer immediately prior to the consummation of the Change of Control involving such Acquirer and a Party or (B) acquired by, or licensed to, such Acquirer from a Third Party after the consummation of the Change of Control involving such Acquirer and a Party and (ii) all Intellectual Property conceived, discovered, invented, made or first reduced to practice by the Acquirer (or on behalf of Acquirer by a Third Party) after the consummation of the Change of Control involving such Acquirer and a Party, other than in the course of the performance of the Research or using or practicing Project Intellectual Property. Notwithstanding the foregoing, Acquirer Intellectual Property shall not include a) any Intellectual Property that constitutes the Background Intellectual Property of the Acquired Party before or on the date of the consummation of the Change of Control involving such Acquirer and a Party or b) any Intellectual Property that constitutes Project Intellectual Property before, on or after the date of the consummation of the Change of Control involving such Acquirer and a Party.

(h)           “Additional Project Activities Description” means the written document attached to this Agreement as Appendix C.

(i)            “Approved Foundation Requested Project Compound” means a Foundation Requested Project Compound (as defined in Section 8(c)(i) of this Agreement) approved in accordance with Section 8(c)(ii) and Section 5 of this Agreement for use by the Foundation and/or a Foundation Collaborator in an Approved Foundation Project Compound Study.

(j)            “Approved Foundation Project Compound Study” means a Foundation Project Compound Study (as defined in with Section 8(c)(i) of this Agreement) approved in accordance with Section 8(c)(ii) and Section 5 of this Agreement to be conducted by the Foundation and/or a Foundation Collaborator.

(k)           “ASO” means an oligonucleotide compound, or analog thereof, having a sequence that is at least 6 bases long and that modulates expression of a gene target via the binding of such compound to a mRNA or pre-mRNA of such gene target.

(l)            “Affiliate” means any Person which directly or indirectly controls, is controlled by or is under common control with another Person. As used in this definition, the term “control” means, as to any Person: (i) direct or indirect ownership of 80% or more of the voting interests or other ownership interests in a Person; or (ii) direct or indirect ownership of 80% or more of the interest in the income of the Person in question. A Person will cease to be an Affiliate of another Person if such control relationship no longer exists.

(m)          “Background Intellectual Property” means Isis Background Intellectual Property and the Foundation Background Intellectual Property.

(n)           “Bankruptcy Event” means the (i) making of a general assignment for the benefit of creditors by an entity; (ii) filing of any petition by an entity, or the commencement of any proceeding voluntarily by an entity, for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors; (iii) consent by an entity to the entry of an order in an involuntary bankruptcy or insolvency case; (iv) entry of an order or decree for relief against an entity by a court of competent jurisdiction in an involuntary case under any bankruptcy or insolvency laws or any law relating to the relief of debtors, which order or decree is unstayed and in effect for a period of 90 consecutive days; (v) appointment, with or without the consent of an entity, of any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of an entity or any substantial part of its property; or (vi) admission by an entity in writing of its inability to pay its debts generally as they become due.

(o)           “Change of Control” means, with respect to a Person, (i) a merger or consolidation of such Person with another Person which results in the voting securities of such Person outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving Person immediately after such merger or consolidation; (ii) a transaction or series of related transactions in which another Person, together with its Affiliates, becomes the owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Person; (iii) the sale or other transfer of all or substantially all of such Person’s assets to another Person; or (iv) the stockholders or equity holders of such Person approve a plan of complete liquidation of such Person.

(p)           “Confidential Information” means all information of whatsoever type or kind (i) provided (either directly or indirectly in writing or other tangible form or orally) by one Party (the “Disclosing Party”) to another Party (the “Receiving Party”) that is clearly marked and identified as “Confidential” by the Disclosing Party at the time of disclosure or (ii) specifically deemed to be “Confidential Information” pursuant to Section 14(a)(i) of this Agreement. Any information communicated orally by the Disclosing Party will be considered “Confidential Information” only if identified as such by the Disclosing Party upon such first oral disclosure. Specifically excepted from Confidential Information is all information that the Receiving Party can demonstrate by written records (1) to have been known by, or in the possession of, the Receiving Party prior to the Disclosing Party’s disclosure of such Confidential Information to the Receiving Party; (2) has, after disclosure of such Confidential Information by the Disclosing Party to the Receiving Party, become known to the Receiving Party through a Third Party who is not known by the Receiving Party to be under any obligation of confidentiality to the Disclosing Party; (3) to have been part of the public domain or publicly known at the time of the Disclosing Party’s disclosure of such Confidential Information to the Receiving Party; (4) has, after disclosure of such Confidential Information by the Disclosing Party to the Receiving Party, become part of the public domain or publicly known, by publication or otherwise, not due to any unauthorized act or omission by the Receiving Party; or (5) to have been independently developed by the Receiving Party without reference to, use of, or reliance upon, such Confidential Information.

(q)           “Control” or “Controlled” means, with respect to an Intellectual Property right, a Party (i) owns or has a license to use and practice such Intellectual Property right and (ii) such Party has the ability to grant a license or sublicense as provided for in this Agreement under such Intellectual Property right without violating the terms of any agreement or other arrangement between such Party and either an Affiliate of such Party or a Third Party.

(r)           “Detailed Project Description” means each written document developed and approved by the Steering Committee in accordance with Section 5(a)(ii) of this Agreement setting forth a detailed description of the Research to be performed in the conduct of the Project. The Detailed Project Description (the “Initial Detailed Project Description”) covering the twelve-month period beginning July 1, 2011 for the Project is attached to this Agreement as Appendix B. With respect to the Initial Detailed Project Description, the Parties agree that (i) the activities specified therein to be conducted during the six-month period beginning July 1, 2011 (except for any such activities specifically identified as requiring subsequent approval by the Steering Committee) are firm and agreed to in detail by Isis and the Foundation and (ii) the activities specified therein to be conducted during the six-month period beginning January 1, 2012 have been listed for planning purposes and are therefore estimated and agreed to by the Parties in concept; those activities are subject to further approval of the Steering Committee in accordance with this Agreement prior to their conduct by Isis.

(s)           “Foundation Background Intellectual Property” means (i) all Intellectual Property (including Intellectual Property relating to any Foundation Provided Materials but excluding the Acquirer Intellectual Property of any Acquirer of the Foundation) (A) owned by, or licensed to, the Foundation or any of its Affiliates as of the Original Effective Date or (B) acquired by, or licensed to, the Foundation or any of its Affiliates from a Third Party after the Original Effective Date and (ii) all Intellectual Property conceived, discovered, invented, made or first reduced to practice by, or on behalf of, the Foundation or any of its Affiliates after the Original Effective Date (other than (X) in the course of Isis’ conduct of the Project or (Y) under the 2007 Research Agreement).

(t)            “Foundation Collaborators” means those (i) Third Parties and Affiliates of the Foundation to which the Foundation grants the right to use all or part of the Project Deliverables, Project Intellectual Property or Project Results for HD Research and Development, including any entity collaborating with the Foundation in the conduct of HD Research and Development and/or fee-for-service laboratories or repositories providing services to the Foundation in the furtherance of the Foundation’s conduct of HD Research and Development and (ii) fee-for-service laboratories providing services on behalf of any such Third Parties and Affiliates described in (i) above.

(u)           “Foundation Provided Materials” means (i) any animal species or model (e.g., mice, rats, etc.) (including progeny derived from inbreeding and crossbreeding of any such animal species or model and unmodified derivatives of any such animal species or model and their progeny) provided to Isis by, or on behalf of, the Foundation to enable Isis to perform the Research and (ii) the physical samples of cell lines, compounds, reagents and other materials provided to Isis by, or on behalf of, the Foundation to enable Isis to perform the Research, in each case that is (A) expressly identified as a Foundation Provided Material in the Project Description or (B) otherwise agreed upon by the Steering Committee as a Foundation Provided Material for the Project.

(v)            “Foundation Provided Material Information” means all information relating to a Foundation Provided Material that is provided to Isis by, or on behalf of, the Foundation.

(w)           “FTE” means the equivalent of the work of one employee of Isis working on a dedicated full-time basis for one year of work (excluding vacations and holidays), consisting of at least a total of 1,820 hours per year of dedicated effort.

(x)           “General Project Description” means the written document attached to this Agreement as Appendix A. For clarity, the General Project Description cannot be modified or amended except by the execution of a written amendment to this Agreement by an authorized signatory of each of the Parties.

(y)           “HD Field of Use” means any activity useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington’s disease, including the manufacture or distribution of any such product or service for sale and the sale of any such product or service.

(z)           “HD Research and Development” means any activity useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington’s disease, including pre-clinical testing of a product or service or, subject to Section 10(b) of this Agreement, human clinical trials involving a product or service, in all cases other than (i) the manufacture or distribution of any such product or service for sale or (ii) the sale of any such product or service. For the avoidance of doubt, HD Research and Development shall not include any right to (A) manufacture or distribute any such product or service for sale or (B) sell any such product or service; except, in each case, for pre-clinical use or, subject to Section 10(b) of this Agreement, human clinical trials.

(aa)         “Huntington” means the human gene known as IT15 or HD (GenBank accession #NM_002111.5), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

(bb)         “Huntington’s disease” or “HD” means the hereditary disorder caused by mutation associated with trinucleotide repeat expansion in the Huntington gene on chromosome 4p.

(cc)         “Intellectual Property” means any discovery, invention, formulation, know-how, method, technological development, enhancement, modification, improvement, work of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof, data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection (e.g., trade secret).

(dd)         “Isis Background Intellectual Property” means (i) all Intellectual Property (excluding (A) the Pre-Project Compound Intellectual Property, (B) the Acquirer Intellectual Property of any Acquirer of Isis, (C) the Isis/[***] Collaboration Intellectual Property and (D) the Regulus Intellectual Property) (1) owned by, or licensed to, Isis or any of its Affiliates as of the Original Effective Date or (2) acquired by, or licensed to, Isis or any of its Affiliates from a Third Party after the Original Effective Date and (ii) all Intellectual Property conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis or any of its Affiliates after the Original Effective Date (other than (X) in the course of Isis’ conduct of the Project or (Y) under the 2007 Research Agreement).

(ee)         “Isis Provided Materials” means any animal species or model (e.g., mice, rats, etc.) (including progeny derived from inbreeding and crossbreeding of any such animal species or model and unmodified derivatives of any such animal species or model and their progeny) and the physical samples of compounds, reagents, cell lines and other materials acquired by Isis from a Third Party to enable Isis to perform the Research.

(ff)           “Isis Provided Reimbursable Materials” means each Isis Provided Material that is (i) expressly identified as an Isis Provided Reimbursable Material in the Project Description or (ii) otherwise agreed upon by the Steering Committee (as defined in Section 5(a)(i) of this Agreement) as an Isis Provided Reimbursable Material for the Project.

(gg)         “Isis/[***] Collaboration Intellectual Property” means all Intellectual Property conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis or [***] under (i) that certain Collaborative Research Agreement, dated [***], between Isis and [***] and/or (ii) that certain Amended and Restated Collaborative Research Agreement, dated [***] between Isis and [***].

(hh)         “MOE Gapmer” means a single-stranded ASO of less than 25 nucleotides comprising a region of at least 6 unsubstituted 2’ deoxy nucleotides with the remaining nucleotides having a 2’-O-(methoxyethyl) substitution at the 2’ position.

(ii)           “Patent Expenses” means, with respect to either Party, all out-of-pocket costs and expenses (including attorneys’ fees and government filing fees) incurred by that Party in accordance with Section 9(d) of this Agreement in connection with the preparation, review, filing, prosecution and maintenance of the appropriate filings and issued patents, including any extensions or supplemental protection certificates thereto, to protect the Parties’ rights in any Patentable Project HD Intellectual Property.

(jj)           “Patentable Project HD Intellectual Property” means any Project HD Intellectual Property which is or may be patentable or otherwise protectable under Title 35 U.S.C. and corresponding legislation in other jurisdictions.

(kk)        “Person” means any individual, corporation, company, partnership, trust, limited liability company, association or other business entity.

(ll)           “Pre-Project Compound” means all MOE Gapmers identified by Isis prior to the Original Effective Date in the course of Isis’ conduct of research activities pursuant to that certain Research Agreement, dated as of August 1, 2006, entered into between Isis and the Foundation which (i) Isis used in the conduct of the 2007 Research Agreement Project or (ii) are used in Isis’ conduct of the Project.

(mm)       “Pre-Project Compound Intellectual Property” means any Intellectual Property in or relating to a Pre-Project Compound.

(nn)         “Project” means (i) the programs of Research performed by, or on behalf of, Isis as described in the Additional Project Activities Description together with (ii) the program of Research to be performed by Isis as described in the Project Description.

(oo)         “Project Compound” means all (i) Pre-Project Compounds, (ii) 2007 Research Agreement Project Compounds or (iii) MOE Gapmers that are identified by Isis in the course of Isis’ conduct of the Project, including any Project Human Compound. For the avoidance of doubt, Pre-Project Compounds will be Project Compounds for all purposes under this Agreement.

(pp)         “Project Deliverable” means (i) those Project Reports (as defined in Section 5(e) of this Agreement), those FTE Reports (as defined in Section 5(e) of this Agreement) and other items set forth in the Project Description which are to be delivered by Isis to the Foundation in connection with the conduct of the Project by Isis, (ii) those Approved Foundation Requested Project Compounds which are to be delivered by Isis to the Foundation pursuant to Section 8(c) of this Agreement and (iii) any other item or material otherwise agreed to be such by the Steering Committee.

(qq)         “Project Description” means the General Project Description together with the Detailed Project Descriptions for the Project.

(rr)         “Project HD Intellectual Property” means any Project Intellectual Property that (i) claims the composition of matter of a Project Compound and/or a method of using a Project Compound for the treatment of Huntington’s disease or (ii) is necessary or useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington’s disease.

(ss)         “Project Human Compound” means any Project Compound that modulates the expression of Huntington and acts predominantly by hybridizing to mRNA or pre-mRNA in humans.

(tt)           “Project Intellectual Property” means all (i) Pre-Project Compound Intellectual Property, (ii) 2007 Research Agreement Project Intellectual Property and (iii) Intellectual Property conceived, discovered, invented, made or first reduced to practice in the course of Isis’ conduct of the Project other than any such Intellectual Property that constitutes Isis Background Intellectual Property or Foundation Background Intellectual Property.

(uu)         “Project Non-HD Intellectual Property” means any Project Intellectual Property that does not constitute Project HD Intellectual Property.

(vv)                              “Project Non-Human Compound” means any Project Compound that does not constitute a Project Human Compound.

(ww)                        “Project Results” means all (i) 2007 Research Agreement Project Results and (ii) all data, formulae, methods, outcomes, protocols or other results produced in the course of Isis’ performance of the Research.

(xx)                            “Provided Research Materials” means (i) those Isis Provided Reimbursable Materials for which the Foundation has reimbursed Isis in accordance with Section 6(b)(i) of this Agreement and (ii) the Foundation Provided Materials for the Project.

(yy)                            “Regulus” means (i) Regulus Therapeutics Inc. and (ii) the successor Person of any Change of Control directly or indirectly involving Regulus Therapeutics Inc.

(zz)                            “Regulus Intellectual Property” means all Intellectual Property owned by, or licensed to, Regulus.

(aaa)                      “Research” means all of the activities undertaken by, or on behalf of, Isis under this Agreement to conduct and complete the Project.

(bbb)                      “Research FTE” means an FTE (or a fractional unit thereof) that has been designated to perform the Research.

(ccc)                      “Research FTE Rate” means, for all Research FTEs (on a quarterly basis), an amount equal to US$[***] per Research FTE per quarter (equivalent to an annual Research FTE Rate of US$[***]).

(ddd)                      “Research and Development” means any activity useful for the creation, development, manufacture or distribution of a product or service, including pre-clinical testing of a product or service or, subject to Section 10(b) of this Agreement, human clinical trials involving a product or service, in all cases other than (i) the manufacture or distribution of any such product or service for sale or (ii) the sale of any such product or service. For the avoidance of doubt, Research and Development will not include any right to (1) manufacture or distribute any such product or service for sale or (2) sell any such product or service; except, in each case, for pre-clinical use or, subject to Section 10(b) of this Agreement, human clinical trials.

(eee)                      “Third Party” means any Person other than a Party or its Affiliates.

Research; Project

2.                                      Number of Research FTEs; Utilization of Research FTEs.

(a)                                  Number of Research FTEs.

(i)                                    Initial Number of Research FTEs. Beginning on the Effective Date, Isis will provide [***] Research FTEs to perform the Research. The Parties acknowledge and agree that the number of then-current Research FTEs performing the Research will only be subject to adjustment as provided in Section 2(a)(ii) of this Agreement.

(ii)                                Changes in the Number of Research FTEs. The number of Research FTEs performing Research may only be increased or decreased above the then-current number of Research FTEs required to be provided by Isis to perform the Research by the agreement of the Steering Committee; provided, that, (A) at no time will the number of Research FTEs performing the Research exceed [***] ([***]) Research FTEs (the “Research FTE Maximum Number”) and (B) any increase in the number of Research FTEs may only be for the fixed period of time set forth in the applicable Steering Committee meeting minutes. Any agreed upon increase or decrease in the then-current number of Research FTEs required to be provided by Isis to perform the Research will occur within a period of time mutually agreed upon by the Steering Committee. The Parties acknowledge and agree that the Research FTE Maximum Number may only be increased by the execution of a written amendment to this Agreement by an authorized signatory of each of the Parties.

(b)                                  Utilization of Research FTEs. Isis and the Foundation agree that each individual being provided by Isis to constitute all or a part of a Research FTE may (i) devote less than 100% of his or her full-time effort to perform the Research and (ii) perform activities of any type or nature for Isis or any Third Party; provided, that, the time spent by any such individual performing such non-Project activities will not be taken into account for any purpose under this Agreement (including for purposes of calculating (A) the number of Research FTEs being provided by Isis under this Agreement or (B) the amount of any payment owed by the Foundation under this Agreement). Similarly, Isis may satisfy its Research FTE obligations hereunder by having multiple individuals contribute toward one full Research FTE.

3.                                      Performance of the Research; Limited Right to Subcontract the Research; Certain Notifications Relating to the Project; Experimental Nature of the Research.

(a)                                  Performance of the Research; Limited Right to Subcontract the Research.

(i)                                    Performance of the Research. Isis agrees that (A) each Research FTE will perform the Research in accordance with this Agreement, including the Project Description and (B) no Research shall be performed except as expressly set forth in the Project Description or otherwise approved by the Steering Committee. During the Term (as defined in Section 17(a) of this Agreement), unless otherwise explicitly agreed to by the Steering Committee or expressly provided for in the Project Description, Isis will also provide such other resources (including all necessary administrative and support personnel, equipment, tools, Isis Provided Materials and supplies) and effort as is commercially reasonable to perform the Research in accordance with this Agreement, including the Project Description.

(ii)                                Limited Right to Subcontract the Research. The Parties acknowledge and agree that Isis may (A) sub-contract those activities which are expressly set forth in the Project Description or otherwise agreed upon by the Steering Committee as activities to be sub-contracted (such activities, “Subcontracted Research”) and (B) sub-contract such Subcontracted Research to the Third Party set forth in the Project Description or otherwise agreed upon by the Steering Committee as the Third Party or Affiliate to conduct such sub-contracted activities (each such Third Party or Affiliate, a “Subcontractor”). Isis agrees that (1) all Subcontracted Research shall be performed pursuant to a written agreement between Isis and the Subcontractor performing such Subcontracted Research upon terms and conditions that a) are consistent with the terms and conditions of this Agreement and b) do not conflict with Isis’ obligations or the Foundation’s rights under this Agreement and (2) Isis shall cause each Subcontractor to conduct the Subcontracted Research in accordance with, and subject to, the terms and conditions of such agreement. Upon the Foundation’s request, Isis will provide the Foundation with copies of such agreements between Isis and any such Subcontractor. Isis further agrees that Isis shall be solely responsible and liable to CHDI under this Agreement for the Subcontracted Research conducted by each Subcontractor as if such Research were conducted by Isis.

(b)                                  Certain Notifications Relating to the Research.

(i)                                    Change of Circumstances Notices. If at any time following the Effective Date Isis makes a good faith determination that, (A) the Research cannot be conducted and completed substantially in accordance with this Agreement and the Project Description; (B) the Research (or any portion thereof) cannot be substantially completed within the estimated time frame set forth in the Project Description; or (C) the continued performance of the Research in accordance with this Agreement and the Project Description (1) is unlikely to yield scientifically valid or useful results, (2) will violate any applicable federal, state, local, international, health authority and institutional laws, rules, regulations, orders or guidelines, or (3) will violate principles of ethics or scientific integrity, Isis will promptly give written notice (each, a “Change of Circumstances Notice”) to the Foundation. Each Change of Circumstances Notice will set forth a detailed description of Isis’ determination (including the facts and circumstances underlying such determination and Isis’ basis for such determination). Following the delivery of a Change of Circumstances

Notice, Isis will, at the request of the Foundation, promptly make senior officers and appropriate scientific or technical personnel reasonably available to the Foundation to discuss the basis for Isis’ determination.

(ii)                                Post-Effective Date Knowledge Notice. If at any time following the Effective Date Isis acquires knowledge that would render one or more of the representations and warranties set forth in Section 16(b) of this Agreement untrue or incorrect if such representation or warranty were based upon Isis’ knowledge at such time (instead of being based upon Isis’ knowledge as of the Effective Date), Isis will promptly give written notice (each, a “Post-Effective Date Knowledge Notice”) to the Foundation. Each Post-Effective Date Knowledge Notice will set forth a detailed description of the facts and circumstances relating to the applicable representation or warranty (including details as to Isis’ basis for determining that such representation or warranty would no longer be true and correct). Following the delivery of a Post-Effective Date Knowledge Notice, Isis will, at the request of the Foundation, promptly make senior officers and appropriate scientific or technical personnel reasonably available to the Foundation to discuss (A) the facts and circumstances related to the subject matter of such Post-Effective Date Knowledge Notice and (B) potential courses of action to address such matter.

(c)                                  Experimental Nature of the Research. The Foundation acknowledges that (i) the Research is of an experimental and developmental nature and (ii) Isis cannot guarantee that the objectives of the Research will be achieved or that the performance of the Research will yield any specific deliverables, results or Intellectual Property.

4.                                      Obligation to Provide Foundation Provided Materials and Foundation Provided Material Information; Reimbursement for Isis Provided Reimbursable Materials; Use and Ownership of Provided Research Materials and Foundation Provided Material Information; Retention of Provided Research Materials; Risk of Loss of Provided Research Materials; Specialized Licenses or Services.

(a)                                  Obligation to Provide Foundation Provided Materials and Foundation Provided Material Information. The Foundation will provide Isis with (i) each Foundation Provided Material designated as a Foundation Provided Material for the Project and (ii) any information in respect of each such Foundation Provided Material that is reasonably necessary to enable Isis to use such Foundation Provided Material in the performance of the Research so long as such information is in the possession of the Foundation and the Foundation is permitted to provide such information to Isis without breaching any obligation to any Third Party.

(b)                                  Reimbursement for Isis Provided Reimbursable Materials. The Foundation will, in accordance with Section 6(b)(i) of this Agreement, reimburse Isis for the actual costs incurred by Isis to procure each Isis Provided Reimbursable Material designated as an Isis Provided Reimbursable Material for the Project (up to [***]% of the estimated cost of such Isis Provided Reimbursable Material as is set forth in the Project Description or the applicable mutually-approved Steering Committee meeting minutes). Isis agrees that (i) each Isis Provided Reimbursable Material shall be procured pursuant to a written agreement between Isis and the Third Party or Affiliate providing such Isis Provided Reimbursable Material upon terms and conditions that (A) are consistent with the terms and conditions of this Agreement and (B) do not conflict with Isis’ obligations or the Foundation’s rights under this Agreement and (ii) Isis shall cause each Third Party or Affiliate providing Isis Provided Reimbursable Materials to provide such Isis Provided Reimbursable Materials in accordance with, and subject to, the terms and conditions of such agreement. Upon the Foundation’s request, Isis will provide the Foundation with copies of such agreements between Isis and any such Third Party or Affiliate.

(c)                                  Use and Ownership of Provided Research Materials and Foundation Provided Material Information; Retention of Provided Research Materials; Risk of Loss of Provided Research Materials.

(i)                                    Use and Ownership of Provided Research Materials and Foundation Provided Material Information. Isis agrees that the Provided Research Materials and the Foundation Provided Material Information (A) will be used by Isis for the sole purpose of conducting the Project and for no other purpose, (B) will be used, handled, stored and disposed of in compliance with all applicable laws, regulations and rules and (C) will not be transferred to any Third Party or to any Affiliate of Isis except (1) as expressly required or contemplated by this Agreement (e.g., to a Subcontractor in accordance with Section 3(a)(ii) of this Agreement) or (2) pursuant to the written request of an authorized representative of the Foundation. Except to the extent expressly required by the Project Description, Isis further agrees that it will not: (a) directly or indirectly, reverse engineer, deconstruct or in any way analyze or determine the identity, structure or composition of any Foundation Provided Materials or the properties thereof (chemical, biochemical, physical, biological or other); b) use any Provided Research Materials in any human; or c) export any Provided Research Materials or Foundation Provided Material Information in any manner that would violate any applicable export law or regulation, including the United States. Isis acknowledges and agrees that (a) as between Isis and the Foundation, the Foundation owns the Provided Research Materials and Foundation Provided Material Information and (b) Isis will not, pursuant to this Agreement, acquire any ownership or other interest in any Provided Research Materials or Foundation Provided Material Information.

(ii)                                Retention of Provided Research Materials. Except for live animals and animal-derived materials (e.g., tissue samples) that require consistent care or maintenance, Isis will retain all unused Provided Research Materials for a period of [***] following the earlier to occur of (A) the completion or cancellation of the Project or (B) the expiration or termination of this Agreement (such period, the “Provided Research Materials Retention Period”). Except with respect to any Isis Provided Reimbursable Material for which, prior to Isis’ purchase of such Isis Provided Reimbursable Material, the Foundation provided written consent that Isis is not required to provide such Isis Provided Reimbursable Material to the Foundation, during the Provided Research Materials Retention Period, Isis will, at the Foundation’s request and expense, ship all or part of any or all of the unused Provided Research Materials to the Foundation or to such Third Party as the Foundation will direct in writing. Upon the expiration of the Provided Research Materials Retention Period, Isis will appropriately discard or destroy all such unused Provided Research Materials.

(iii)                            [***] of Provided Research Materials. Immediately upon Isis’ receipt of a Provided Research Material and continuing until such Provided Research Material is delivered or disposed of by Isis pursuant to this Agreement (the “Handling Period”), Isis will [***], and will be [***], all [***], (A) [***] such Provided Research Material and (B) any preparation for shipment and shipment of such Provided Research Material pursuant to this Agreement, in all cases to the extent each such Provided Research Material is [***]. If a Provided Research Material that is not [***] is [***], the Parties will [***] such Provided Research Material. Isis will use commercially reasonable efforts to obtain and maintain [***] during the Handling Period [***] each Provided Research Material.

(d)                                  Reimbursement for Specialized Licenses or Services. The Foundation will, in accordance with Section 6(b)(ii) of this Agreement, reimburse Isis for the actual costs incurred by Isis to license or procure from a Third Party or one of its Affiliates, as the case may be, each license or service that is expressly identified as a license or service the costs of which are to be reimbursed by the Foundation in (i) the Project Description or (ii) otherwise agreed upon by the Steering Committee as a license or service the costs of which are to be reimbursed by the Foundation for the Project (up to [***]% of the estimated cost of such license or service as is set forth in the Project Description or the applicable mutually-approved Steering Committee meeting minutes) (any such license or service hereinafter referred to as a “Specialized License or Service”). Isis agrees that (A) each Specialized License or Service shall be licensed or procured pursuant to a written agreement between Isis and the Third Party or Affiliate licensing or providing such Specialized License or Service upon terms and conditions that (1) are consistent with the terms and conditions of this Agreement and (2) do not conflict with Isis’ obligations or the Foundation’s rights under this Agreement and

(B) Isis shall cause each Third Party or Affiliate providing a Specialized License or Service to provide such Specialized License or Service in accordance with, and subject to, the terms and conditions of such agreement. Upon the Foundation’s request, Isis will provide the Foundation with copies of such agreements between Isis and any such Third Party or Affiliate.

Research/Project Management

5.                                      Steering Committee; Project Managers; Limited Authority of the Steering Committee and Project Managers; Recordkeeping; Project Reports.

(a)                                  Steering Committee.

(i)                                    Establishment and Make-Up of the Steering Committee; External Advisors.

(A)                               Establishment and Make-Up of the Steering Committee. Within a reasonable period of time following the Effective Date, not to exceed 30 days, the Parties will establish a committee (the “Steering Committee”). The Steering Committee will be comprised of four members. Each Party will designate two members of the Steering Committee. Each Party will appoint members who possess appropriate qualifications to conduct the responsibilities of the Steering Committee. Each Party may also, from time to time, invite other of its personnel to attend the Steering Committee meetings; provided, that, such other personnel will (1) act in an advisory, non-voting capacity only and (2) not be entitled to decide or approve any matter requiring decision by or approval of the Steering Committee. A Party may at any time replace one or both of its members of the Steering Committee upon written notice to the other Party. The Steering Committee, as a formal governing body under this Agreement, will be dissolved upon the expiration of the Term.

(B)                               External Advisors. The Steering Committee may, from time to time, identify and appoint Third Party experts to advise the Steering Committee on technical and other matters; provided, that, such experts will (1) act in an advisory, non-voting capacity only and will not be entitled to decide or approve any matter requiring decision by or approval of the Steering Committee and (2) be required to abide by confidentiality and non-use obligations at least as restrictive as those set forth in Section 14 of this Agreement in respect of Confidential Information to which such experts are granted access.

(ii)                                Responsibilities of the Steering Committee; Scope and Content of Detailed Project Descriptions.

(A)                               Responsibilities of the Steering Committee. The Steering Committee will have the authority to make decisions about those matters that, by the express terms of this Agreement, are to be addressed by the Steering Committee. In addition to any other matter that, by the express terms of this Agreement are to be determined by the Steering Committee, the Steering Committee will be responsible for each of the following matters: (1) on at least a quarterly basis, reviewing the Detailed Project Description for the Project and, if deemed reasonably necessary by the Steering Committee, refining, updating and approving the Detailed Project Description for the Project for the 12-month period beginning on the date such Detailed Project Description is so updated and approved by the Steering Committee (each such Detailed Project Description to be developed in accordance with, and set forth the information specified in, Section 5(a)(ii)(B) of this Agreement), provided, that, the Parties shall use their respective commercially reasonable efforts to facilitate the approval by the Steering Committee of (and the Steering Committee will diligently endeavor to approve) at least two calendar quarters of Research activities;  (2) on at least a quarterly basis, subject to Section 2 of this Agreement, reviewing and, if deemed reasonably necessary by the Steering Committee, approving changes to the number of Research FTEs (not to exceed the Research FTE Maximum Number) to be provided by Isis to perform the Research, provided, that, the Parties shall use their respective commercially reasonable efforts to facilitate the approval by the Steering Committee of (and the Steering Committee will diligently endeavor to approve) the requisite number of Research FTEs to be provided by Isis to conduct the approved Research activities for at least two calendar quarters; (3) monitoring the coordination, implementation and conduct of the Project in accordance with the Project Description; (4) reviewing the status and progress of the conduct of the Project; (5) determining if changes are needed to the scope of the Project; (6) implementing any changes to the scope of the Project that have been approved by the Parties; (7) reviewing and discussing the Invention Notices (as defined in Section 9(c)(i) of this Agreement) in respect of the Project Intellectual Property; (8) reviewing and discussing the filing of any patent applications in respect of any Patentable Project Intellectual Property; (9) reviewing and discussing the Project Deliverables, Project Results and such other matters related to this Agreement and the Research as are reasonably requested by either of the Parties; (10) facilitating Isis’

consideration of any Foundation Project Compound Request Notice submitted by the Foundation under Section 8(c) of this Agreement; and (11) facilitating on-going communications between the Parties. Notwithstanding the provisions of Section 5(a)(iii)(B) below, if the Steering Committee is unable to reach consensus regarding the activities to be included and performed in the Detailed Project Description (including without limitation, an inability to reach consensus regarding the Research activities for the next calendar quarter), the matter will first be submitted to B. Lynne Parshall, in the case of Isis (or such other individual identified in writing by Isis), and Robi Blumenstein, in the case of the Foundation (or such other individual identified in writing by the Foundation) within five days for resolution and any such resolution will be deemed to be a decision and approval by the Steering Committee for purposes of this Agreement.

(B)                               Scope and Content of Detailed Project Descriptions. Each Detailed Research Project Description developed and approved by the Steering Committee for the Project will be consistent with the scope of the Project as outlined in the General Project Description. The Detailed Project Description for the Project will include the following information: (1) a reasonably detailed description (including the details of all material scientific protocols) of the Research activities and the timing thereof to be undertaken during the period covered by such Detailed Project Description (all such Research activities to be consistent with the scope of the Project as outlined in the Project Description); (2) an estimated time frame for the completion of the Project; (3) a breakdown of the number of Research FTEs to be allocated to the conduct of the Project during the period covered by such Detailed Project Description; (4) a list of each Subcontractor together with a reasonably detailed description of the Subcontracted Research to be undertaken by each such Subcontractor in the conduct of the Project during the period covered by such Detailed Project Description; (5) a list of the Foundation Provided Materials to be provided for the conduct of the Project (including the amount and estimated cost thereof); (6) a list of any Isis Provided Reimbursable Materials required for the conduct of the Project (including the amount and estimated cost thereof); (7) a list of any Specialized Licenses or Services required for the conduct of the Project (including the cost thereof); and (8) such other information as may be necessary to appropriately describe the Research activities to be undertaken in the conduct of the Project during the period covered by such Detailed Project Description.

(iii)                            Operating Procedures of the Steering Committee; Decisions by the Steering Committee; Steering Committee Minutes; Resolution of Steering Committee Disputes.

(A)                               Operating Procedures of the Steering Committee; Decisions by the Steering Committee; Steering Committee Minutes. The Steering Committee will establish its own internal operating procedures and meeting schedule (such meetings to be held in person or by video or telephone conference as mutually agreed upon by the Steering Committee members); provided, however, the Steering Committee will meet on a face-to-face basis at least once every calendar quarter following Isis’ delivery of the Project Report for the preceding calendar quarter in accordance with Section 5(e)(i) of this Agreement. Each Party may, as it deems reasonably necessary, call ad-hoc meetings of the Steering Committee by providing reasonable notice to the other Party. Any activity or matter that requires a decision by, or the approval of, the Steering Committee under this Agreement will require the affirmative consent of each member of the Steering Committee and will only be a valid and binding decision and/or approval of the Steering Committee if such decision and/or approval is expressly identified in the applicable mutually-approved Steering Committee meeting minutes. At each meeting of the Steering Committee, one meeting attendee will be appointed to record and, within a period of 30 days after each such meeting, distribute the minutes of such meeting to the Steering Committee members for approval (the approval of the content of each such meeting minutes to be evidenced by the initialing of such meeting minutes by at least one of each Party’s designated Steering Committee members).

(B)                               Resolution of Steering Committee Disputes. If the Steering Committee cannot reach consensus on any activity or matter that requires a decision by, or the approval of, the Steering Committee (each, a “Steering Committee Dispute”), either Party may, within 30 days after the Steering Committee Dispute arises, submit such Steering Committee Dispute to B. Lynne Parshall, in the case of Isis (or such other individual identified in writing by Isis), and Robi Blumenstein, in the case of the Foundation (or such other individual identified in writing by the Foundation), for resolution by providing a written notice (each, an “Internal Steering Committee Dispute Resolution Notice”) to the other Party setting forth in reasonable detail the basis of such dispute. Such individuals will, within 20 days after such Internal Steering Committee Dispute Resolution Notice is delivered, meet and attempt in good faith to resolve such Steering Committee Dispute.

If such Steering Committee Dispute is not resolved within such 20-day period, either Party may require that the Parties submit such Steering Committee Dispute for resolution by an independent Third Party with appropriate qualifications for resolution to evaluate such matter (a “Neutral Expert”) by providing a written notice (an “External Steering Committee Dispute Resolution Notice”) to such effect that identifies the Steering Committee Dispute to be resolved. If the Parties fail to agree on a Neutral Expert within 10 days after an External Steering Committee Dispute Resolution Notice is delivered, then each Party will submit the name and qualifications of one proposed Neutral Expert, along with a written statement not to exceed five pages that identifies the issue(s) to be decided, to JAMS in Denver, Colorado, with a copy to the other Party, and JAMS will appoint a single arbitrator, who will be authorized solely to select, within 10 days of his or her appointment and pursuant to this Section 5(a)(iii)(B), which Party’s proposed Neutral Expert will be designated for resolution of such matter, which decision will be final and binding on both Parties. Upon the designation of the Neutral Expert, each Party will have 15 business days from the date of the designation of such Neutral Expert to submit any appropriate materials to such Neutral Expert, with copies to the other Party. No Party will communicate with the Neutral Expert except by written communications copied to the other Party, or orally in the physical or telephonic presence of the other Party. The Neutral Expert will render a written decision within 15 days after the deadline for submission of materials from the Parties. The decision of the Neutral Expert will be final and binding on both Parties; provided, however, in no event will either Party be obligated to violate any applicable federal, state, local, international, health authority and institutional laws, rules, regulations, orders or guidelines. The Parties agree that any and all such deliberations will be confidential.

(b)                                  Project Managers.

(i)                                    Appointment of the Project Managers; Operating Procedures of the Project Managers. Within a reasonable period of time following the Effective Date, not to exceed 30 days, each Party will appoint a project manager (each, a “Project Manager”) to oversee the day-to-day coordination, implementation and performance of the Research. The Project Managers will establish their own operating procedures and meeting schedule (such meetings to be held in person or by video or telephone conference as mutually agreed upon by the Project Managers); provided, however, the Project Managers will meet on a bi-weekly basis or at such other frequency as agreed upon by the Project Managers. Isis’

Project Manager will keep the Foundation’s Project Manager fully informed as to the status and progress of the conduct of the Project (including the status of the completion time frame of the Project as compared to the estimated completion time frame specified in the Project Description) and such other matters related to this Agreement and the Research as are reasonably requested by the Foundation’s Project Manager. Upon the expiration of the Term, each Party’s obligation to have and maintain a Project Manager under this Agreement will terminate.

(ii)                                Responsibilities of the Project Managers. The Project Managers will be responsible for the following activities: (A) assisting the Steering Committee in the development of the revised Detailed Project Descriptions for the Project (each such Detailed Project Description to be developed in accordance with, and set forth the information specified in, Section 5(a)(ii)(B) of this Agreement); (B) overseeing the coordination, implementation and conduct of the Project in accordance with the Project Description; (C) reviewing the status and progress of the conduct of the Project; (D) determining if changes are needed to the scope of the Project; (E) implementing any changes to the scope of the Project that have been approved by the Parties; (F) reviewing and discussing the Project Deliverables, Project Results and such other matters related to this Agreement and the Research as are reasonably requested by either of the Parties; and (G) facilitating on-going communications between the Parties.

(c)                                  Limited Authority of the Steering Committee and Project Managers. For the avoidance of any doubt, the Parties agree that neither the Steering Committee nor any Project Manager will have the power or authority to (i) modify or make any amendments to this Agreement, (ii) except as otherwise provided in Section 5(a)(ii)(A) of this Agreement, modify or make any amendments to the Project Description, (iii) waive a Party’s rights under, or compliance with, this Agreement or (iv) determine whether there has been a breach of a Party’s obligations pursuant to this Agreement.

(d)                                  Recordkeeping. Isis will keep complete and accurate records of the Research performed by it under this Agreement and of all Project Deliverables, Project Intellectual Property and Project Results. Isis will retain all such records, including all raw data, for a period of not less than [***] following the date of the expiration or termination of the Term. During the Term of this Agreement and such [***] period, such records (including the relevant pages of all applicable laboratory notebooks containing data, information or notations relating to the performance of the Research) will, upon 10 business days prior written notice from the Foundation, be available at Isis’ facilities at all reasonable times during normal business hours for inspection, examination or copying by, or on behalf of, the Foundation at the Foundation’s expense, or alternatively, at Isis’ election, will be made available to the Foundation in electronic form at the Foundation’s expense. During the [***] period following the date of the expiration or termination of the Term, Isis will, at the Foundation’s request and expense, ship copies of all or part of such records to the Foundation or to such Third Party as the Foundation will direct in writing. Notwithstanding the foregoing, Isis may retain copies of all such records to allow Isis to exercise its rights and satisfy any of its obligations under this Agreement.

(e)                                  Project Reports; FTE Reports.

(i)                                    Project Reports. Isis will deliver to the Foundation (A) a written report on the performance of the Research within [***] after the end of each [***] during the conduct of the Project and continuing until the cancellation or completion of the Project, together with any additional reports specified in the Project Description (collectively, the “[***] Project Reports”), and (B) a final written report on the conduct of the Project (the “Final Project Report” and, together with the [***] Project Reports, the “Project Reports”) within [***] of the [***]. Each Project Report will address each of the following in substantially the same format and containing the same degree of detail as Isis generally uses to communicate such information internally and to its Third Party research collaborators: (1) a summary of the status and progress of the Project (including an update on the projected time frame for the completion of the Project), (2) material developments and issues relating to the conduct of the Project and (3) a summary of any Project Results produced during the period covered by the Project Report. Each Project Report will include a copy of (a) each report related to the Research activities received by Isis during the period from a Third Party or Affiliate and (b) all final versions of written documents created by Isis summarizing the Project Results for the Research activities and not otherwise included in the any of the reports described in (a) above that are or have been previously delivered to the Foundation.

(ii)                                FTE Reports. Isis will deliver to the Foundation Research FTE reports (each, a “FTE Report”) on a [***] basis (each such FTE Report to be delivered at least [***] prior to the Steering Committee’s regularly scheduled meeting for the period covered by such FTE Report) for each [***] through the [***]. Each FTE Report will contain [***].

(f)                                    Follow-Up Queries. Isis will provide the Foundation’s Steering Committee members with a reasoned response (including, if requested by a Foundation Steering Committee member, the raw data underlying the Project Results or the Additional Project Activities Project Results) to any follow-up scientific questions asked by a Foundation Steering Committee member concerning (i) the Research that is the subject of a Project Report or arises from a discussion at a Steering Committee meeting or (ii) the Additional Project Activities that are the subject of a Project Report or arises from a discussion at a Steering Committee meeting.

Any requested raw data may be provided to the Foundation in the same format (e.g., electronic transfer, CD, DVD, SAS, Microsoft Excel spreadsheet, etc.) as is used by Isis for its own purposes.

Payments

6.                                      General Payment Obligation; Reimbursement Obligation for Isis Provided Reimbursable Materials Costs, Specialized Licenses or Services Costs and Shipping and Insurance Costs; Quarterly Research Payments; Conditions Precedent for the Payments; Invoicing; Payment Remittance.

(a)                                  General Payment Obligation. In full consideration of Isis’ performance of the Research and its other obligations under this Agreement, the Foundation will, subject to the terms and conditions set forth in this Agreement, make payments to Isis as provided in this Agreement. The calculation of the amount of such payments, the timing of the payment of such payments and conditions precedent for the payment of such payments are set forth in this Section 6.

(b)                                  Reimbursement Obligation for Isis Provided Reimbursable Materials Costs, Specialized Licenses or Services Costs and Shipping and Insurance Costs.

(i)                                    Isis Provided Reimbursable Materials Costs. Subject to Section 4(b) of this Agreement, the Foundation will reimburse Isis for the actual costs incurred by Isis to procure any Isis Provided Reimbursable Materials (all such costs hereinafter referred to as the “Isis Provided Reimbursable Materials Costs”).

(ii)                                Specialized Licenses or Services Costs. Subject to Section 4(d) of this Agreement, the Foundation will reimburse Isis for the actual costs incurred by Isis to license or procure any Specialized Licenses or Services (all such costs hereinafter referred to as the “Specialized Licenses or Services Costs”).

(iii)                            Shipping and Insurance Costs. The Foundation will reimburse Isis for (A) the actual costs of carriage, customs duties and insurance incurred by Isis in connection with the delivery of the Project Deliverables and Provided Research Materials to the Foundation (or such Third Party specified by the Foundation) and (B) for the actual costs and expenses incurred by Isis in connection with the shipping of the Project Deliverables and Provided Research Materials to the Foundation (or such Third Party specified by the Foundation) (all such costs hereinafter referred to as the “Shipping and Insurance Costs”), in each case provided that such costs are reasonable.

(c)                                  Additional Project Activities Description Payment. For the performance of the Research performed by, or on behalf of, Isis as described in the Additional Project Activities Description (the “Additional Project Activities”), the Foundation will make a one-time payment (the “Additional Project Activities Payment”) to Isis in the amount of US$[***] (the “Additional Project Activities Payment Amount”). Isis agrees that (i) upon the payment of the Additional Project Activities Payment Amount by the Foundation, the Foundation will have paid Isis all amounts owed by the Foundation to Isis for the conduct of the Additional Project Activities and (ii) the Foundation has paid Isis all amounts owed by CHDI pursuant to Section 5 of the 2007 Research Agreement.

(d)                                  Advance Research Payment. The Foundation will make a payment (the “Advance Research Payment”) to Isis in the amount of US$[***] (the “Advance Research Payment Amount”). Isis acknowledges and agrees that the Advance Research Payment Amount shall, in accordance with Section 6(g)(i) of this Agreement, be applied as a credit against the final Quarterly Research Payment (as defined in Section 6(e) of this Agreement).

(e)                                  Quarterly Research Payments.

(i)                                    General. Promptly following the end of each calendar quarter, Isis will calculate the payment (each, a “Quarterly Research Payment”) to be made by the Foundation in respect of (A) the Research FTE costs incurred by Isis in performing the Research during such period, (B) Isis Provided Reimbursable Materials Costs incurred by Isis during such period, (C) the Specialized Licenses or Services Costs incurred by Isis during such period and (D) the Shipping and Insurance Costs incurred by Isis during such period.

(ii)                                Specific Calculation of each Quarterly Research Payment. Each Quarterly Research Payment in respect of the period covered by such Quarterly Research Payment will be calculated in accordance with the terms of this Agreement and will be an amount equal to [***].

(f)                                    Conditions Precedent for Payments.

(i)                                    Conditions Precedent for the Payment of the Additional Project Activities Payment. The obligation of the Foundation to pay the Additional Project Activities Payment is subject to Isis’ delivery to the Foundation, in accordance with [***] of this Agreement, of [***] on or prior to the date that Isis issues an invoice in respect of such Additional Project Activities Payment.

(ii)                                Conditions Precedent for the Payment of the Quarterly Research Payments. With respect to each Quarterly Research Payment, the obligations of the Foundation to pay such Quarterly Research Payment are subject to the fulfillment of each of the following conditions:

[***]

provided, however, that the Foundation will pay each Quarterly Research Payment to Isis no later than [***] after the date of the Foundation’s receipt of the invoice for such Quarterly Research Payment, if Isis has, with respect to such Quarterly Research Payment [***].

(g)                                 Invoicing; Payment Remittance.

(i)                                    Invoicing. At such time as Isis has, in accordance with [***] of this Agreement, delivered to the Foundation the [***], Isis will also deliver to the Foundation an invoice for the Additional Project Activities Payment to be made by the Foundation for such period. At such time as Isis has, in accordance with Section 5(e) of this Agreement, delivered to the Foundation the [***] and [***] for a particular calendar quarter, Isis will also deliver to the Foundation an invoice for the Quarterly Research Payment to be made by the Foundation for such calendar quarter. Each invoice delivered by Isis for a payment under this Agreement will (A) reference the “RecID” number set forth in the footer of this Agreement, (B) be issued in US Dollars, (C) be itemized and contain detailed information in respect of the payment being billed under such invoice and (D) as applicable, include a copy of all relevant receipts and/or invoices related to the payment being billed under such invoice. Isis agrees that a) the invoice submitted by Isis in respect of the final Quarterly Research Payment shall credit the Advance Research Payment Amount against such final Quarterly Research Payment and b) if the amount of final Quarterly Research Payment is less than the Advance Research Payment Amount, Isis shall promptly make a payment to the Foundation in an amount equal to the amount by which the Advance Research Payment Amount exceeded the amount of the final Quarterly Research Payment.

(ii)                                Payment Remittance. Subject to the terms and conditions of this Agreement, each payment to be made by the Foundation under this Agreement will be due and payable by the Foundation within [***] of the date of the receipt by the Foundation of the invoice issued by Isis in accordance with this Agreement in respect of such payment. All payments made by the Foundation under this Agreement will be paid by check in US Dollars and remitted to Isis at the address set forth in Section 19 of this Agreement. Any payment made by the Foundation under this Agreement in respect of an invoice issued by Isis under this Agreement using a currency other than US Dollars will be converted by the Foundation to US Dollars at the exchange rate prevailing on or about the date that the Foundation remits such payment to Isis.

Project Results

7.                                      Ownership of Project Results; Notification and Delivery of Project Results; Withdrawal of Project Results; Transfers of the Project Results to Collaborators.

(a)                                  Ownership of Project Results. Isis and the Foundation will own [***] all Project Results. The ownership of the Project Results will vest in the Parties in that manner immediately upon creation. Each Party hereby assigns, and agrees to assign, to the other Party sufficient right, title and interest in the Project Results to accomplish such ownership. Each of Isis and the Foundation agrees that it will not sell or otherwise transfer (including by sale of assets or stock or by merger or other business combination) its title to any Project Results to any Third Party or Affiliate unless such Third Party or Affiliate takes title to such Project Results (i) subject to the rights of the non-transferring Party in such Project Results under this Agreement and (ii) assumes the obligations of the transferring Party with respect to such Project Results under this Agreement; provided, however, that the transferring Party will (A) notify the non-transferring Party in writing within 10 days after any such transfer and (B) provide the non-transferring Party with a copy of the written assignment and assumption or similar agreement between the transferring Party and the Third Party or Affiliate transferee.

(b)                                  Notification and Delivery of Project Results; Withdrawal of Project Results.

(i)                                    Notification and Delivery of Project Results.

(A)                               General. Isis will inform the Foundation of, and deliver, the Project Results to the Foundation within a reasonable period of time following the conception, discovery, invention or production, as the case may be, of each such Project Result through the Steering Committee meetings, Project Reports and the transmittal of the raw data underlying the Project Results pursuant to Section 5(f) of this Agreement.

(B)                               Delivery of Additional Project Activities Project Results. Isis has informed the Foundation of, and delivered, the Project Results relating to the programs of Research performed by, or on behalf of, Isis as described in the Additional Project Activities Description to the Foundation in a series of reports (collectively, the “Additional Project Activities Project Results”). Within [***] of the Effective Date, the Additional Project Activities Project Results previously delivered to the Foundation will be compiled by Isis and organized into a master report and redelivered to the Foundation (the “Additional Project Activities Project Results Report”), and will include an activity index listing each slide/page of such report relevant to each particular activity.

(ii)                                Withdrawal of Project Results. If at any time after informing the Foundation of the Project Results pursuant to Section 7(b)(i) of this Agreement Isis determines that there is a reasonable scientific basis to conclude that all or a portion of such Project Results are not scientifically valid or accurate, Isis will promptly so notify the Foundation in writing.

(c)                                  Transfers of the Project Results to Collaborators; Uses of Project Results.

(i)                                    Transfers of the Project Results by Isis to Third Party Collaborators; Uses of Project Results. Isis may transfer or have transferred the Project Results to any of its Affiliates or one or more Third Party collaborators; provided, that, any such Affiliate or Third Party collaborator has entered into an agreement with Isis which requires such Affiliate or Third Party collaborator to maintain similar, but no less burdensome, obligations of confidentiality and non-use set forth in Section 14(c) of this Agreement. Subject to the foregoing, Isis and each of its Affiliates and Third Party collaborators shall only have the right to use the Project Results for all uses and purposes permitted under this Agreement.

(ii)                                Transfers of the Project Results by the Foundation to Foundation Collaborators; Uses of Project Results. The Foundation may transfer or have transferred the Project Results to any of its Affiliates or one or more Foundation Collaborators; provided, that, any such Affiliate or Foundation Collaborator has entered into an agreement with the Foundation which requires such Affiliate or Foundation Collaborator to maintain similar, but no less burdensome, obligations of confidentiality and non-use set forth in Section 14(c) of this Agreement. Subject to the foregoing, the Foundation and each of its Affiliates and Foundation Collaborators shall only have the right to (A) use the Project Results for all uses and purposes relating to HD Research and Development and (B) exercise the license rights granted by Isis pursuant to Section 10 and Section 12 of this Agreement.

Project Deliverables; Requests for Project Compounds

8.                                      Ownership of Project Deliverables; Delivery of Project Deliverables; Transfers of the Project Deliverables to Foundation Collaborators; Grant of HD Field of Use License to Isis; Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use; Transfers of the Project Deliverables to Foundation Collaborators; Requests for Project Compounds; Approval of Foundation Project Compound Requests; Criteria for Approving Foundation Project Compound Requests; Basis for Determination to not Approve a Foundation Project Compound Request; Delivery of Approved Foundation Requested Project Compounds; Use of Approved Foundation Requested Project Compounds; Payment for Approved Foundation Requested Project Compounds; Invoicing; Payment Remittance; Delivery and Use of Results Arising from the use of the Project Deliverables.

(a)                                  Ownership of Project Deliverables. Notwithstanding any provision of this Agreement to the contrary, as between the Foundation and Isis, the Foundation will solely own all Project Deliverables. Isis hereby assigns, and agrees to assign, to the Foundation any and all right, title and interest of Isis in and to the Project Deliverables. The ownership of each Project Deliverable will vest in the Foundation immediately upon production of such Project Deliverable. Upon the written request of the Foundation, Isis will execute such documents and do all other acts and things as may be reasonably deemed necessary by the Foundation to effectuate and assure that all right, title and interest of Isis in and to each Project Deliverable vest in the Foundation (or its designee). The Foundation will reimburse Isis for all reasonable out-of-pocket costs and expenses actually incurred by Isis to execute and deliver to the Foundation any such document(s) referred to immediately above. For the avoidance of any doubt, notwithstanding any provision of this Agreement to the contrary, the ownership of a Project Deliverable by the Foundation does not grant any ownership rights to the Foundation in any Intellectual Property embodied in or related to such Project Deliverable as the ownership of any such Intellectual Property is governed solely by the terms of Section 9 of this Agreement.

(b)                                  Delivery of Project Deliverables; Transfers of the Project Deliverables to Foundation Collaborators; Grant of HD Field of Use License to Isis; Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use.

(i)                                    Delivery of Project Deliverables. Promptly following the production of each Project Deliverable, Isis will deliver such Project Deliverable to the Foundation. All Project Deliverables will be shipped to the delivery point specified by the Foundation in writing to Isis.

(ii)                                Transfers of the Project Deliverables to Foundation Collaborators; Grant of HD Field of Use License to Isis; Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use.

(A)                               Transfers of the Project Deliverables to Foundation Collaborators. The Foundation may transfer or have transferred the Project Deliverables to one or more Foundation Collaborators; provided, that, any such Foundation Collaborator has entered into an agreement with the Foundation which requires such Foundation Collaborator to maintain similar, but no less burdensome, obligations of confidentiality and non-use set forth in Section 14(c) of this Agreement. The Foundation and the Foundation Collaborators shall have the right to (A) use the Project Deliverables for all uses and purposes relating to HD Research and Development and (B) exercise the license rights granted by Isis pursuant to Section 10 and Section 12 of this Agreement

(B)                               Grant of HD Field of Use License to Isis. The Foundation hereby grants (and will require the Foundation Collaborators that use any Project Deliverables to grant) Isis a fully paid-up, royalty-free, irrevocable, perpetual, worldwide, non-exclusive license solely in the HD Field of Use under any Intellectual Property that claims a method of using a Project Compound conceived, discovered, invented, made or first reduced to practice in the course of the Foundation’s or a Foundation Collaborator’s use of the Project Deliverables.

(C)                               Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use. In addition to the non-exclusive license referred to in Section 8(b)(ii)(B) of this Agreement, the Foundation grants to Isis an exclusive option (each, a “Project Deliverable Option”) to acquire a worldwide license under any Intellectual Property that claims a method of using a Project Compound conceived, discovered, invented, made or first reduced to practice in the course of the Foundation’s or a Foundation Collaborator’s use of the Project Deliverables for uses outside of the HD Field of Use, which option will extend for a period (each, a “Project Deliverable Option Exercise Period”) of three (3) months following receipt of a notice from the Foundation disclosing any such Intellectual Property (which notice may be satisfied by the Foundation’s delivery of the written reports described in Section 8(d) of this Agreement). With respect to any such Intellectual Property that is subject to a Project Deliverable Option, Isis shall exercise such Project Deliverable Option by providing written notice to the Foundation prior to the expiration of the Project Deliverable Option Exercise Period in respect of such Project Deliverable Option. If Isis exercises a Project Deliverable Option, then Isis shall have a period (each, a “Project Deliverables License Negotiation Period”) of one hundred and twenty (120) days following the delivery by Isis of the Project Deliverable Option Exercise Notice in respect of such Project Deliverable Option within which to negotiate and execute a license in respect of the Intellectual Property subject to such Project Deliverable Option. Each of the Foundation and Isis agree (1) to negotiate any such license in good faith and (2) that, upon the mutual agreement of the Foundation and Isis, to extend the Project Deliverable License Negotiation Period in respect of such license for an additional period(s) not to exceed an additional one hundred and twenty (120) days, in the aggregate.

(c)                                  Requests for Project Compounds; Approval of Foundation Project Compound Requests; Criteria for Approving Foundation Project Compound Requests; Basis for Determination to not Approve a Foundation Project Compound Request; Delivery of Approved Foundation Requested Project Compounds; Use of Approved Foundation Requested Project Compounds; Grant of HD Field of Use License to Isis; Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use; Payment for Approved Foundation Requested Project Compounds; Invoicing; Payment Remittance.

(i)                                    Requests for Project Compounds. At any time, and from time to time, during the period beginning on [***] and ending on the date that is [***] following the expiration or termination of the Term (the “Foundation Project Compound Request Period”), the Foundation may request that Isis provide the Foundation with one or more Project Compounds for use by the Foundation to conduct defined research activities by providing a written notice (the “Foundation Project Compound Request Notice”) to Isis (A) identifying each Project Compound (each such Project Compound, a “Foundation Requested Project Compound”) and the requested amount thereof (with a minimum requested amount per Foundation Requested Project Compound of [***]) and (B) a reasonably detailed description of the proposed research activities (each such program of proposed research activities, a “Foundation Project Compound Study”) to be conducted using each Foundation Requested Project Compound.

(ii)                                Approval of Foundation Project Compound Requests; Criteria for Approving Foundation Project Compound Requests; Basis for Determination to not Approve a Foundation Project Compound Request.

(A)                               Approval of Foundation Project Compound Requests. Within [***] of the receipt by Isis of a Foundation Project Compound Request Notice, Isis will make a determination regarding the Foundation’s request for the use of the Foundation Requested Project Compounds for the Foundation Requested Project Compound Studies specified in such Foundation Project Compound Request Notice. As part of Isis’ consideration of any such request, Isis may request that the Parties convene a Steering Committee meeting (or, after the Term, convene representatives of each Party) to facilitate its consideration of any such request. With respect to any decision regarding the approval of any request by the Foundation to use Foundation Requested Project Compounds for the Foundation Requested Project Compound Studies, Isis will (1) act in good faith and on a responsive basis and (2) make such decision on a reasonable basis using the criteria set forth in this Section 8(c)(ii). Each Foundation Requested Project Compound and each Foundation Project Compound Study that is approved by

Isis in accordance with this Section 8(c)(ii) will, for all purposes of this Agreement, be referred to as an “Approved Foundation Requested Project Compound” and “Approved Foundation Project Compound Study”, respectively.

(B)                               Criteria for Approving Foundation Project Compound Requests. Isis will approve each request by the Foundation to use a Foundation Requested Project Compound for a Foundation Project Compound Study unless any of the following are determined by Isis to be true:

[***]

(C)                               Basis for Determination to not Approve a Foundation Project Compound Request. If Isis does not approve a request by the Foundation to use a Foundation Requested Project Compound for a Foundation Project Compound Study, Isis will, no later than [***] of the receipt by Isis of a Foundation Project Compound Request Notice for such request, deliver to the Foundation a written notice setting forth in reasonable detail Isis’ basis under the criteria set forth in Section 8(c)(ii)(B) of this Agreement for not approving such request. Isis agrees that, if Isis does not approve such a request, the Foundation may dispute such determination by Isis and seek resolution pursuant to Section 5(a)(iii)(B) of this Agreement.

(iii)                            Delivery of Approved Foundation Requested Project Compounds. Following Isis’ approval of a request by the Foundation to use a Foundation Requested Project Compound for a Foundation Project Compound Study, Isis will use reasonable commercial efforts to (A) manufacture such Approved Foundation Requested Project Compound in accordance with the standards and specifications developed for such Approved Foundation Requested Project Compound during the course of the conduct of the Project and (B) supply the Foundation with the amount of such Approved Foundation Requested Project Compound within a reasonable period of time following such approval.

(iv)                               Use of Approved Foundation Requested Project Compounds; Grant of HD Field of Use License to Isis; Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use.

(A)                               Use of Approved Foundation Requested Project Compounds. The Foundation agrees that each Approved Foundation Requested Project Compound will be used by the Foundation and the Foundation Collaborators for the sole purpose of conducting the Approved Foundation Project Compound Study for which such Approved Foundation Requested Project Compound was approved.

(B)                               Grant of HD Field of Use License to Isis. The Foundation hereby grants (and will require the Foundation Collaborators that use any Approved Foundation Requested Project Compound to grant) Isis a fully paid-up, royalty-free, irrevocable, perpetual, worldwide, non-exclusive license solely in the HD Field of Use under any Intellectual Property that claims a method of using an Approved Foundation Requested Project Compound conceived, discovered, invented, made or first reduced to practice in the course of the Foundation’s or a Foundation Collaborator’s use of an Approved Foundation Requested Project Compound.

(C)                               Isis’ Option to Negotiate Additional License Rights Outside the HD Field of Use. In addition to the non-exclusive license referred to in Section 8(c)(iv)(B) of this Agreement, the Foundation grants to Isis an exclusive option (each, an “Approved Foundation Requested Project Compound Option”) to acquire a worldwide license under any Intellectual Property that claims a method of using an Approved Foundation Requested Project Compound conceived, discovered, invented, made or first reduced to practice in the course of the Foundation’s or a Foundation Collaborator’s use of the Approved Foundation Requested Project Compound for uses outside of the HD Field of Use, which option will extend for a period (each, an “Approved Foundation Requested Project Compound Option Exercise Period”) of three (3) months following receipt of a notice from the Foundation disclosing any such Intellectual Property (which notice may be satisfied by the Foundation’s delivery of the written reports described in Section 8(d) of this Agreement). With respect to any such Intellectual Property that is subject to an Approved Foundation Requested Project Compound Option, Isis shall exercise such Approved Foundation Requested Project Compound Option by providing written notice to the Foundation prior to the expiration of the Approved Foundation Requested Project Compound Option Exercise Period in respect of such Approved Foundation Requested Project Compound Option. If Isis exercises an Approved Foundation Requested Project Compound Option, then Isis shall have a period (each, an “Approved Foundation Requested Project Compound License Negotiation Period”) of one hundred and twenty (120) days following the delivery by Isis of the Approved Foundation Requested Project Compound Option Exercise Notice in respect of such Approved Foundation Requested Project Compound Option within which to negotiate and execute a license in respect of the Intellectual Property subject to such Approved Foundation Requested Project Compound Option. Each of the Foundation and Isis agree (1) to negotiate any such license in good faith and (2) that, upon the mutual agreement of the Foundation and Isis, to extend the Approved Foundation Requested Project Compound License Negotiation Period in respect of such license for an additional period(s) not to exceed an additional one hundred and twenty (120) days, in the aggregate.

(v)                                   Payment for Approved Foundation Requested Project Compounds; Invoicing; Payment Remittance. The Foundation will pay Isis a fee of US$[***] per [***] (or portion thereof) per Approved Foundation Requested Project Compound delivered to the Foundation pursuant to, and in accordance with, this Section 8(c). Simultaneously with the delivery of each Approved Foundation Requested Project Compound, Isis will deliver to the Foundation an invoice for payment in respect of such Approved Foundation Requested Project Compound. Each invoice delivered by Isis for an Approved Foundation Requested Project Compound will (A) reference the “RecID” number set forth in the footer of this Agreement, (B) be issued in US Dollars and (C) be itemized and contain detailed information in respect of the Approved Foundation Requested Project Compound being billed for under such invoice. Subject to the terms and conditions of this Agreement, each payment to be made by the Foundation in respect of an Approved Foundation Requested Project Compound under this Agreement will be due and payable by the Foundation within 60 days of the date of the receipt by the Foundation of the invoice issued by Isis in accordance with this Agreement in respect of such payment. All such payments made by the Foundation under this Agreement will be paid by check in US Dollars and remitted to Isis at the address set forth in Section 19 of this Agreement. For the avoidance of doubt, unless otherwise approved by the Steering Committee pursuant to Section 13(a)(ii)(E) of this Agreement, the (1) cost of any Approved Foundation Requested Project Compound Studies conducted by the Foundation or the Foundation Collaborators and (2) amounts paid to Isis under this Section 8(c)(v) for Approved Foundation Requested Project Compounds, will not be reimbursed by Isis under this Agreement, and will not be considered “Revenue” under Section 13 of this Agreement.

(d)                                  Delivery and Use of Results Arising from the use of the Project Deliverables. The Foundation will deliver to Isis a written report setting forth a summary of all data, formulae, methods, outcomes, protocols or other results produced by the Foundation or any Foundation Collaborator using the Project Deliverables (including any Approved Foundation Requested Project Compound). Each such report (A) will be delivered to Isis within a reasonable period of time following the completion of the research activities in which the Project Deliverables were used, (B) will be in substantially the same format and contain the same degree of detail as the Foundation generally uses to communicate such information internally and to its Third Party research collaborators and (C) will include a copy of (1) each report related such results received by the Foundation from a Third Party or Affiliate and (2) all final versions of written documents created by the Foundation summarizing such results and not otherwise included in the any of the reports described in (1) above that are delivered to Isis. Isis agrees that all reports and results delivered by the Foundation to Isis pursuant to this Section 8(d) shall be deemed the Confidential Information of the Foundation and, notwithstanding any other provision of this Agreement, may only be (a) used by Isis for Research and Development, (b) disclosed in accordance with, and to only those Third Parties and Affiliates expressly permitted by, Section 14(c) of this Agreement, and (c) licensed by Isis to a Third Party under a Commercial License (subject to such Third Party’s agreement to keep such reports and results confidential under terms no less restrictive as those set forth in Section 14 of this Agreement). Isis acknowledges and agrees that, notwithstanding the foregoing, except as otherwise provided in this Section 8(d) or Section 8(b)(ii) or Section 8(c)(iv) of this Agreement, no license or other rights are granted to Isis with respect to any Intellectual Property covering or claiming, or otherwise embodied in, such reports or the information contained therein.

Intellectual Property

9.                                      Ownership of Background Intellectual Property; Ownership of Project Intellectual Property; Grant of Exclusive License to the Project HD Intellectual Property by the Foundation Outside the HD Field of Use; Disclosure of Inventions; Inventorship; Prosecution of Patentable Project HD Intellectual Property; Disclaimer of Interest in Patentable Project Intellectual Property; Infringement or Misappropriation of Project Intellectual Property.

(a)                                  Ownership of Background Intellectual Property.

(i)                                    Ownership of Isis Background Intellectual Property. As between the Foundation and Isis, Isis will solely own all Isis Background Intellectual Property. Except as expressly set forth in this Agreement, the Foundation will have no ownership or other interest in any Isis Background Intellectual Property.

(ii)                                Ownership of Foundation Background Intellectual Property. As between the Foundation and Isis, the Foundation will solely own all Foundation Background Intellectual Property. Except as expressly set forth in this Agreement, Isis will have no ownership or other interest in any Foundation Background Intellectual Property.

(b)                                  Ownership of Project Intellectual Property; Grant of Exclusive License to the Project HD Intellectual Property by the Foundation Outside the HD Field of Use.

(i)                                    Ownership of Project Intellectual Property.

(A)                               Ownership of Project Non-HD Intellectual Property. As between the Foundation and Isis, Isis will solely own all Project Non-HD Intellectual Property. Except as expressly set forth in this Agreement, the Foundation will have no ownership or other interest in any Project Non-HD Intellectual Property.

(B)                               Ownership of Project HD Intellectual Property. Isis and the Foundation will own [***] all Project HD Intellectual Property. The ownership of the Project HD Intellectual Property will vest in the Parties in that manner immediately upon creation. Each Party hereby assigns to the other Party sufficient right, title and interest in the Project HD Intellectual Property to accomplish such ownership. Neither Isis nor the Foundation will sell or otherwise transfer (including by sale of assets or stock or by merger or other business combination) its title to any Project HD Intellectual Property (including any Reverted Project HD Intellectual Property (as defined in Section 9(b)(iii)(A) of this Agreement)) to any Third Party or Affiliate unless such Third Party or Affiliate takes title to such Project HD Intellectual Property (1) subject to the rights of the non-transferring Party in such Project HD Intellectual Property under this Agreement and (2) assumes in writing the obligations of the transferring Party with respect to such Project HD Intellectual Property under this Agreement, including the limitations under this Agreement relating to the transferring Party’s use of such Project HD Intellectual Property; provided, however, that the transferring Party will a) notify the non-transferring Party in writing within 10 days after any such transfer and b) provide the non-transferring Party with a copy of the relevant part of the written assignment and assumption or similar agreement between the transferring Party and the Third Party or Affiliate transferee.

(ii)                                Grant of Exclusive License to the Project HD Intellectual Property by the Foundation Outside the HD Field of Use. The Foundation grants to Isis a fully paid-up, royalty-free, worldwide exclusive license under any Project HD Intellectual Property (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of any applicable patent or (B) any intellectual property rights claimed in respect of any applicable patent), to use the Project HD Intellectual Property for any use or purpose outside the HD Field of Use. The license rights granted by the Foundation under this Section 9(b)(ii) will be subject to termination by the Foundation in the event of Isis’ material breach of this Agreement if such material breach is not cured within 45 days following receipt by Isis of notice of such material breach.

(iii)                            Reversion of Foundation’s Rights in Project HD Intellectual Property.

(A)                               Reversion of Foundation’s Rights in Project HD Intellectual Property. Upon the termination of this Agreement by the Foundation pursuant to Section 17(b)(i) of this Agreement, subject to (1) the rights reserved by the Foundation pursuant to Section 9(b)(iii)(B) of this Agreement and (2) the Foundation’s Revenue (as defined in Section 13(a) of this Agreement) sharing rights set forth in Section 13 of this Agreement, all of the Foundation’s right, title and interest in and to the Project HD Intellectual Property will revert to Isis (after such termination, all Project HD Intellectual Property shall also be referred to herein as “Reverted Project HD Intellectual Property”).

(B)                               The Foundation’s Right to Use Reverted Project HD Intellectual Property. With respect to all Reverted Project HD Intellectual Property, the Foundation hereby reserves, and Isis hereby grants to the Foundation, a fully paid-up, royalty-free, irrevocable, perpetual, world-wide non-exclusive license (including a license under any related Intellectual Property rights) for all uses and purposes related to HD Research and Development including to (1) make, have made, use and have used products or processes resulting from such Reverted Project HD Intellectual Property, (2) practice and have practiced such Reverted Project HD Intellectual Property and (3) use and have used the Confidential Information relating to such Reverted Project HD Intellectual Property; provided, however, that, the foregoing license (1) will be for HD Research and Development only, (2) will not include any right to manufacture or distribute for sale or sell, (3) will not be subject to royalties or other fees and (4) will include the right to grant sublicenses on the same terms; provided, further that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

(c)                                  Disclosure of Inventions; Inventorship.

(i)                                    Disclosure of Inventions. If either Party believes that any Intellectual Property has been conceived, discovered, invented, made or first reduced to practice in the course of the performance of the Research, such Party will promptly give notice (each, an “Invention Notice”) of such Intellectual Property to the other Party.

(ii)                                Inventorship. The identity of the inventor(s) of all patentable Intellectual Property that has been conceived, discovered, invented, made or first reduced to practice in the course of the performance of the Research will be determined in accordance with United States Patent law (or, if the jurisdiction in which patent or other protection is being sought does not permit the application of United States Patent law to identify the inventor, then in accordance with the applicable law in that jurisdiction).

(d)                                  Prosecution of Patentable Project HD Intellectual Property.

(i)                                    Responsibility for Prosecution of Patentable Project HD Intellectual Property. Isis will prepare, file, prosecute and maintain the appropriate filings in respect of any Patentable Project HD Intellectual Property including filing (A) a provisional patent application or (B) a patent application (including a patent application corresponding to a previously filed provisional patent application) claiming any such Patentable Project HD Intellectual Property in the United States and in such other jurisdictions as the Steering Committee jointly determine in good faith are necessary in order to protect Isis’ and the Foundation’s rights in such Patentable Project HD Intellectual Property. Isis will ensure that all such filings are filed in the name of Isis and the Foundation as co-owners.

(ii)                                Foundation Election to have Prosecution of Patentable Project HD Intellectual Property Initiated. At any time and from time to time, the Foundation will have the right to elect to cause Isis to prepare, file, prosecute and maintain the appropriate filings in respect of any Patentable Project HD Intellectual Property which is the subject of an Invention Notice by providing notice (a “Foundation Patent Filing Election Notice”) of such election to Isis. Promptly following the receipt of a Foundation Patent Filing Election Notice, Isis will, to the extent not prohibited by any Commercial License then in effect, prepare, file, prosecute and maintain the appropriate filings in respect of the Patentable Project Intellectual Property which is the subject of a Foundation Patent Filing Election Notice, including filing (A) a provisional patent application or (B) a patent application (including a patent application corresponding to a previously filed provisional patent application) claiming any such Patentable Project Intellectual Property in the United States and in such other jurisdictions as the Steering Committee jointly determine in good faith are necessary in order to protect Isis’ and the Foundation’s rights in such Patentable Project HD Intellectual Property. Isis will ensure that all such filings are filed in the name of Isis and the Foundation as co-owners.

(iii)                            Covenants of Isis. With respect to the prosecution and maintenance by Isis of any Patentable Project HD Intellectual Property pursuant to this Section 9(d), Isis will use commercially reasonable efforts to promptly (A)

give all notices required by, and comply with all other requirements of, applicable law to reasonably preserve the Parties’ rights in such Patentable Project HD Intellectual Property as appropriate; (B) prepare, file, prosecute and maintain, as applicable, the appropriate filings and patents to reasonably protect the Parties’ rights in such Patentable Project HD Intellectual Property; (C) provide the Foundation with a copy of any proposed filings in respect of such Patentable Project HD Intellectual Property at least 15 days prior to the filing of such proposed filings; (D) provide the Foundation with a copy of any provisional patent application or patent application filed claiming such Patentable Project HD Intellectual Property; (E) provide the Foundation with copies of all correspondence and other documents relating to the prosecution and maintenance of such Patentable Project HD Intellectual Property that come into the possession or control of Isis; and (F) such other documents and information related to such Patentable Project HD Intellectual Property as the Foundation may reasonably request and Isis can provide without incurring unreasonable cost and expense.

(iv)                               Patent Expenses. Each Party will be responsible for 100% of the Patent Expenses incurred by such Party.

(e)                                  Disclaimer of Interest in Patentable Project HD Intellectual Property.

(i)                                    Disclaimer Notice. With respect to any Patentable Project HD Intellectual Property, either Party may, at any time, disclaim its interest in such Patentable Project HD Intellectual Property by providing notice of such election (“Patentable Project HD Intellectual Property Disclaimer Notice”) to the other Party. Isis will be deemed to have disclaimed its interest in any Patentable Project HD Intellectual Property that is the subject of a Foundation Patent Filing Election Notice if Isis fails to comply with the obligations set forth in Section 9(d) of this Agreement with respect to such Patentable Project HD Intellectual Property within 45 days of Isis’ receipt of the Patentable Project HD Intellectual Property Disclaimer Notice in respect of such Patentable Project HD Intellectual Property.

(ii)                                Effect of Disclaimer Notice. In the event that a Patentable Project HD Intellectual Property Disclaimer Notice is delivered by either Party in respect of Patentable Project HD Intellectual Property: (A) the disclaiming Party hereby assigns its ownership interest in such Patentable Project HD Intellectual Property to the non-disclaiming Party without consideration, and will execute all documents reasonably necessary to perfect such assignment at the non-disclaiming Party’s cost; (B) except as expressly set forth in this Agreement, the disclaiming Party will have no further rights to such Patentable Project HD Intellectual Property; and (C) the disclaiming Party will, at any time during and after the term of this

Agreement, cooperate with the non-disclaiming Party without consideration but at the expense of the non-disclaiming Party in preparing, filing, prosecuting and maintaining, as applicable, the appropriate filings to protect the non-disclaiming Party’s rights in such Patentable Project HD Intellectual Property, including obtaining execution by its employees of any documents necessary in connection with such activities. Each of the Parties will use reasonable efforts to keep the other Party advised of its deliberations regarding its determinations as to electing to disclaim its interest in any Patentable Project HD Intellectual Property.

(f)                                    Infringement or Misappropriation of Project Intellectual Property.

(i)                                    Infringement or Misappropriation of Project Intellectual Property by Third Parties. Each Party will promptly notify each other in writing of any alleged or threatened infringement or misappropriation of any Project Intellectual Property of which it becomes aware. In connection with any such alleged or threatened infringement or misappropriation, each Party will confer and take such action and allocate recoveries in such manner as they in good faith may mutually agree. Neither Isis nor the Foundation will settle a claim brought against a Third Party in respect of such infringement or misappropriation without the consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

(ii)                                Infringement or Misappropriation Claims by Third Parties Related to Project Intellectual Property. Each Party will promptly notify the other Party in writing if any Third Party alleges that the use or practice of any Project Intellectual Property infringes or misappropriate such Third Party’s Intellectual Property rights. In connection with any such alleged infringement or misappropriation, each Party will confer and take such action in such manner as they in good faith may mutually agree. Neither Party will settle a claim brought by a Third Party in respect of such infringement or misappropriation without the consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

(iii)                            Infringement or Misappropriation Outside of the HD Field of Use. Notwithstanding the foregoing in this Section 9(f), Isis has the sole right (but not the obligation) to assume direction and control of the prosecution and/or defense of any claim against or alleged by a Third Party outside of the HD Field of Use that involves actual or potential infringement or misappropriation of any Project Intellectual Property, or alleges that the use or practice of any Project Intellectual Property infringes or misappropriates a Third Party’s Intellectual Property rights (Isis’ right shall include the sole right to settle such a claim in Isis’ sole discretion, provided that such settlement does not (A) admit any fault or negligence on the part of the Foundation and/or its Affiliates, (B) impose any obligation on the Foundation and/or its Affiliates or (C) without the prior written consent of the Foundation (which consent shall not unreasonably withheld, conditioned or delayed), adversely affect the Foundation and/or its Affiliates in any way.

10.                               Licenses to Project HD Intellectual Property and Project Compounds in the HD Field of Use.

(a)                                  Commercialization of Project HD Intellectual Property and Project Compounds; Reservation of Rights Regarding Project HD Intellectual Property and Project Compounds.

(i)                                    Commercialization of Project HD Intellectual Property and Project Compounds. Except as expressly permitted by this Agreement, neither Party will use or otherwise exploit any Project HD Intellectual Property or any Project Compound for any use or purpose or grant any license of any Project HD Intellectual Property or any Project Compound for any use or purpose. Except as expressly permitted by Section 10(a)(ii) of this Agreement, (1) the use or other exploitation of any Project HD Intellectual Property or any Project Compound by either of the Parties, an Affiliate of either Party or a Third Party and (2) the grant of any license of any Project HD Intellectual Property or any Project Compound by either of the Parties to an Affiliate of either Party or a Third Party, in each case for uses other than Research and Development in the HD Field of Use, will only be done pursuant to the grant of a commercial license under a license agreement executed by both Parties (any such license will hereinafter be referred to as a “Commercial License”). For the avoidance of any doubt, the Parties agree that this Section 10 shall not apply to a) the use or other exploitation or b) the grant of any license for any purpose of any Project HD Intellectual Property or any Project Compound outside the HD Field of Use.

(ii)                                Reservation of Rights by the Parties to Grant Certain Licenses.

(A)                               Isis’ Right to Use Project Intellectual Property and Project Compounds. Isis reserves the right to use any Project HD Intellectual Property and any Project Compound for all uses and purposes relating to Research and Development.

(B)                               Isis’ Right to Grant Research and Development Licenses. Isis reserves the right to grant non-exclusive licenses throughout the world in respect of any Project HD Intellectual Property or any Project Compound for all uses and purposes relating to Research and Development.

(C)                               Foundation’s Right to Use Project HD Intellectual Property and Project Compounds. The Foundation reserves the right to use any Project HD Intellectual Property and any Project Compound for all uses and purposes relating to HD Research and Development.

(D)                               Foundation’s Right to Grant HD Research and Development Licenses. The Foundation reserves the right to grant non-exclusive licenses throughout the world in respect of any Project HD Intellectual Property or any Project Compound for all uses and purposes relating to HD Research and Development.

(b)                                  Conduct of Human Clinical Trials.

(i)                                    Obligation to the Parties to Confer. Isis and the Foundation will confer with each other on the conduct of human clinical trials involving any Project Compound prior to the initiation of any human clinical trials for such Project Compound.

(ii)                                Isis’ Right to Conduct Human Clinical Trials. Subject to Section 10(b)(i) of this Agreement, but notwithstanding any other provision of this Agreement, Isis will have the right to conduct human clinical trials involving any Project Compound.

(iii)                            Foundation’s Right to Conduct Human Clinical Trials. Subject to Section 10(b)(i) of this Agreement, if (A) within [***] of Isis’ receipt of a request from the Foundation for Isis to undertake the conduct of a human clinical trial involving a Project Compound reasonably required to advance such Project Compound for the diagnosis, treatment, cure or prevention of Huntington’s disease, Isis does not agree to promptly initiate and conduct such a human clinical trial or (B) the Parties decide that the Foundation will conduct human clinical trials concurrently with a human clinical trial being conducted by Isis, the Foundation will have the right to conduct human clinical trials on its own or through or with a Third Party selected by the Foundation. For the avoidance of doubt, the Foundation will have the right to use Isis Background Intellectual Property, Project HD Intellectual Property and Project Compounds for the conduct of any such human clinical trials.

(c)                                  Right to Make Proposal Regarding the Granting of a Commercial License.

(i)                                    The Parties agree (1) that either Party may submit to the Parties for their consideration under this Section 10 a proposal for the granting of a Commercial License and (2) to consult and make a determination regarding the granting of a Commercial License in respect of such proposal in accordance with the provisions of this Section 10.

(ii)                                If (1) the Parties are evaluating multiple proposals (including one submitted by Isis or an Affiliate of Isis pursuant to which Isis or an Affiliate of Isis would be granted a Commercial License (the “Isis Proposal”)) to determine whether or not the principles and guidelines set forth in this Section 10 for the granting of a Commercial License have been satisfied and (2) more than one of such proposals (including an Isis Proposal) satisfies the principles and guidelines set forth in this Section 10 on a substantially equivalent basis, the Foundation agrees to accept the Isis Proposal and agrees to grant a Commercial License to Isis in accordance with this Section 10.

(d)                                  Principles and Guidelines for Granting Commercial Licenses.

(i)                                    Good Faith Consultations. The Parties will consult, and work in a collaborative fashion, with each other in accordance with the provisions of this Section 10 concerning the grant of any Commercial License. With respect to any decision regarding the granting of any Commercial License, the Parties will (A) act in good faith and on a responsive basis and (B) make such decision on a reasonable basis using the principles and guidelines set forth in this Section 10(d). In addition, neither Isis nor the Foundation will unreasonably withhold, delay or condition their consent to a Commercial License or demand additional payments beyond those required under this Agreement.

(ii)                                Fundamental Principles and Guidelines. A Commercial License will be granted if and only if the Parties mutually agree that the granting of such Commercial License is reasonably likely to:

(A)                               maximize the impact on the health and well-being of Huntington’s disease patients;

(B)                               maximize the availability of diagnostic or therapeutic products to Huntington’s disease patients; and

(C)                               maximize the speed of which diagnostic or therapeutic products are available to Huntington’s disease patients.

(iii)                            Availability of Products as Primary Factor for Granting Commercial Licenses. Subject to Section 10(d)(iv), if (A) the Parties are evaluating multiple proposals (including an Isis Proposal) for the granting of a Commercial License, (B) more than one of the proposals satisfies the principles and guidelines set forth in this Section 10 (other than (1) the proposed economic terms and (2) the proposed time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington’s disease patients) on a substantially equivalent basis; and (C) one of the proposals sets forth a time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington’s disease patients that is substantially shorter than those set forth in the other proposals being considered by the Parties, then the proposal setting forth such substantially shorter time frame, if accompanied by firm diligence obligations, will be accepted by the Parties and a Commercial License granted to the entity making such proposal even if the economic terms of such proposal are substantially less than those set forth in the other proposals being considered by the Parties.

(iv)                               Commercial License Agreement Terms and Conditions. In addition to the principles and guidelines set forth in Section 10(d)(ii) and Section 10(d)(iii) of this Agreement, a Commercial License will be granted if and only if the Parties mutually agree that the terms and conditions of the license agreement in respect of such Commercial License incorporates the following terms, principles and guidelines:

(A)                               reasonable performance milestones and a demonstrated capacity of the licensee to be able to meet those milestones; and

(B)                               reasonable business and other terms and conditions that are in keeping with the then existing market standards for agreements of such type and nature in respect of similar technology and in similar disease indications.

(e)                                  Resolution of Disputes Regarding the Granting of Commercial Licenses. If the Parties cannot reach a mutual agreement regarding the granting of a Commercial License in respect of a proposal for the granting of a Commercial License submitted by either of the Parties for their consideration in accordance with the provisions of this Section 10 (each, a “Commercial License Grant Dispute”), either Party may submit such Commercial License Grant Dispute to B. Lynne Parshall, in the case of Isis (or such other individual identified in writing by Isis), and Robi Blumenstein, in the case of the Foundation (or such other individual identified in writing by the Foundation), for resolution by providing a written notice (each, a “Internal Commercial License Grant Dispute Resolution Notice”) to the other Party setting forth in reasonable detail the basis of such Commercial License Grant Dispute. Such individuals will, within 20 days after such Internal Commercial License Grant Dispute Resolution Notice is delivered, meet and attempt in good faith to resolve such Commercial License Grant Dispute. If such Commercial License Grant Dispute is not resolved within such 20-day period, either Party may require that the Parties submit such Commercial License Grant Dispute for resolution by an independent Third Party with appropriate qualifications for resolution to evaluate such matter (a “Neutral Expert”) by providing a written notice (an “External Commercial License Grant Dispute Resolution Notice”) to such effect that identifies the Commercial License Grant Dispute to be resolved to the other Party within 15 days after the end of such 20-day period. If the Parties fail to agree on a Neutral Expert within 10 days after an External Commercial License Grant Dispute Resolution Notice is delivered, then each Party will submit the name and qualifications of one proposed Neutral Expert, along with a written statement not to exceed five pages that identifies the issue(s) to be decided, to JAMS in Denver, Colorado, pursuant to its Streamlined Arbitration Rules and Procedures, with a copy to the other Party, and JAMS will appoint a single arbitrator, who will be authorized solely to select, within 10 days of his or her appointment and pursuant to this Section 10(e), which Party’s proposed Neutral Expert will be designated for resolution of such matter, which decision will be final and binding on both Parties. Upon the designation of the Neutral Expert, each Party will have 10 days to submit any appropriate materials to such Neutral Expert, with copies to the other Party. No Party will communicate with the Neutral Expert except by written communications copied to the other Party, or orally in the physical or telephonic presence of the other Party. The Neutral Expert will render a written decision within 15 days after the deadline for submission of materials from the Parties. The decision of the Neutral Expert will be final and binding on both Parties. The Parties agree that any and all such deliberations will be confidential.

(f)                                    Grants of Non-Exclusive Licenses Under Disclaimed Patentable Project Intellectual Property.

(i)                                    Grant of Non-Exclusive License to the Foundation. With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable Project HD Intellectual Property that the Foundation has disclaimed its interest pursuant to Section 9(e) of this Agreement (the “Foundation Disclaimed Intellectual Property”), Isis hereby grants the Foundation a fully paid-up, royalty-free, irrevocable, perpetual, worldwide non-exclusive license, with the limited right to sublicense as set forth in this Section 10(f)(i), under such Foundation Disclaimed Intellectual Property for HD Research and Development, including a license to (1) make, have made, use, have used, import and have imported any product covered by such Foundation Disclaimed Intellectual Property, (2) practice and have practiced any method or process covered by such Foundation Disclaimed Intellectual Property, and (3) use and have used the Confidential Information relating to such Foundation Disclaimed Intellectual Property, in each case solely for HD Research and Development. The foregoing license a) will be for HD Research and Development only, b) will not include any right to manufacture or distribute for sale or sell, c) will not be subject to royalties or other fees and d) will include the right to grant sublicenses on the same terms; provided, that, such sublicense 1) is granted without payment of royalties, other fees or profit and 2) prohibits the sublicensee from granting sublicenses.

(ii)                                Grant of Non-Exclusive License to Isis. With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable Project HD Intellectual Property that Isis has disclaimed its interest pursuant to Section 9(e) of this Agreement (the “Isis Disclaimed Intellectual Property”), the Foundation hereby grants Isis a fully paid-up, royalty-free, irrevocable, perpetual, worldwide non-exclusive license, with the limited right to sublicense as set forth in this Section 10(f)(ii), under such Isis Disclaimed Intellectual Property for Research and Development, including a license to (1) make, have made, use, have used, import and have imported any product covered by such Isis Disclaimed Intellectual Property, (2) practice and have practiced any method or process covered by such Isis Disclaimed Intellectual Property and (3) use and have used the Confidential Information relating to such Isis Disclaimed Intellectual Property, in each case solely for Research and Development. The foregoing license a) will be for Research and Development only, b) will not include any right to manufacture or distribute for sale or sell, c) will not be subject to royalties or other fees and d) will include the right to grant sublicenses on the same terms; provided, that, such sublicense 1) is granted without payment of royalties, other fees or profit and 2) prohibits the sublicensee from granting sublicenses.

(g)                                 Grant of Non-Exclusive Licenses Under Isis Background Intellectual Property in Connection with Commercial Licenses. Subject to the disclosure set forth on Schedule 16(b)(iv)(B) - 2, Isis will grant to each Third Party or Affiliate of a Party that is a party to a Commercial License, in sole consideration for the amounts paid by such Third Party or Affiliate under such Commercial License, a worldwide non-exclusive license (with the right to grant sublicenses to any Affiliate or Third Party collaborator of such licensee, but without the right to grant further sublicenses) under any Isis Background Intellectual Property Controlled by Isis (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of any applicable patent within such Isis Background Intellectual Property Controlled by Isis or (B) any intellectual property rights claimed in respect of any applicable patent within such Isis Background Intellectual Property Controlled by Isis), to the extent necessary to enable such Third Party or Affiliate to exploit the Project HD Intellectual Property in accordance with the terms of such Commercial License and the terms of this Agreement. Any license granted by Isis to a Third Party or Affiliate of a Party pursuant to this Section 10(g) shall terminate only in accordance with the terms and conditions of the Commercial

License granted to such Third Party or Affiliate. For the avoidance of doubt, any license to Isis Background Intellectual Property Controlled by Isis granted under this Section 10(g) will in no event entitle a licensee under a Commercial License to use such Isis Background Intellectual Property to research, develop or otherwise use or make any compound other than the Project Compound(s) subject to such Commercial License.

11.                               Non-Assert Covenants.

(a)                                  Mutual Non-Assert Regarding Validity. Each Party will not, and will not permit its Affiliates to, challenge, nor assist others in challenging, and will undertake to ensure, by contract or otherwise, that its licensees and assignees of any Project Intellectual Property will not challenge nor assist others in challenging, the validity of any Project Intellectual Property (including any Project Intellectual Property that is disclaimed by a Party); provided, however, that each Party (and its Affiliates, licensees and assignees) has the right to comply with applicable laws, including subpoenas in connection with a challenge by a Third Party to Project Intellectual Property.

(b)                                  Isis Non-Assert Regarding Infringement. Isis will not, and will not permit its Affiliates to, bring any action or assist others in bringing any action, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any Project Intellectual Property (including any Isis Disclaimed Intellectual Property) will not bring any action or assist others in bringing any action, against the Foundation or the Foundation’s licensees or assignees of any Project HD Intellectual Property (including any Foundation Collaborator) on the ground that the practice or use, as the case may be, of any Project HD Intellectual Property for HD Research and Development infringes or misappropriates the proprietary rights of Isis or Isis’ licensees or assignees of any Project Intellectual Property; provided, however, that Isis (and its Affiliates, licensees and assignees) has the right to comply with applicable laws, including subpoenas in connection with a challenge by a Third Party to Project HD Intellectual Property.

(c)                                  Foundation Non-Assert Regarding Infringement. The Foundation will not, and will not permit its Affiliates to, bring any action or assist others in bringing any action, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any Project HD Intellectual Property (including any Foundation Disclaimed Intellectual Property) will not bring any action or assist others in bringing any action, against Isis or Isis’ licensees or assignees of any Project Intellectual Property on the ground that the practice or use, as the case may be, of any Project Intellectual Property outside the HD Field of Use infringes or misappropriates the proprietary rights of the ‘Foundation or the Foundation’s licensees or assignees of any Project HD Intellectual Property; provided, however, that the Foundation (and its Affiliates, licensees and assignees) has the right to comply with applicable laws, including subpoenas in connection with a challenge by a Third Party to Project Intellectual Property.

12.          Grant of Non-Exclusive License to the Foundation Under Isis Background Intellectual Property. Subject to the disclosure set forth on Schedule 16(b)(iv)(B) - 2, Isis hereby grants to the Foundation a fully paid-up, royalty-free, worldwide non-exclusive license (with the right to grant sublicenses to a Third Party designated by the Foundation, including a Foundation Collaborator) under the Isis Background Intellectual Property Controlled by Isis (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of any applicable patent within such Isis Background Intellectual Property Controlled by Isis, or (B) any intellectual property rights claimed in respect of any applicable patent within such Isis Background Intellectual Property Controlled by Isis), to the extent necessary to enable the Foundation and/or such Third Party (including Foundation Collaborators) to use the Project Results, any Project Deliverables, any Project HD Intellectual Property and any Project Compound solely for HD Research and Development. The license rights granted by Isis under this Section 12 will be subject to termination by Isis in the event of the Foundation’s material breach of this Agreement if such material breach is not cured within 45 days following receipt by Isis of notice of such material breach. For the avoidance of doubt, any license to Isis Background Intellectual Property Controlled by Isis granted under this Section 12 will in no event entitle a licensee to use such Isis Background Intellectual Property to research, develop or otherwise use or make any compound other than the Project Compound(s).

13.          Revenue Sharing.

(a)           Agreement to Share Revenue. All revenue (i) received by either of the Parties from a Third Party or an Affiliate of either Party in connection with the grant of any Commercial License (including a Commercial License pursuant to which Isis or an Affiliate of Isis is the Licensee) of any Project HD Intellectual Property (other than Project HD Intellectual Property which has been disclaimed by one of the Parties pursuant to Section 9(e) of this Agreement) to a Third Party or an Affiliate of either Party or (ii) received by Isis from a Third Party or any of Isis’ Affiliates in connection with the exploitation of any Reverted Project HD Intellectual Property (including in connection with any sale, transfer, license or other disposition of any such Reverted Project HD Intellectual Property or the sale of any product or service covered by any such Reverted Project HD Intellectual Property to a Third Party or an Affiliate of Isis) ((i) and (ii) immediately above collectively referred to herein as “Revenue”) will be distributed as follows:

(i)            First, to the Parties pro rata based upon the amount of Patent Expenses paid by each Party out of the total amount Patent Expenses paid by both of the Parties until the aggregate amount of Patent Expenses paid by each of the Parties has been received by each such Party.

(ii)           Second, to the Foundation and Isis equally until an amount equal to the sum of the following amounts has been received by the Foundation:

(A)          an amount equal to US$[***] (such amount representing the aggregate payments made by the Foundation to Isis and Affiliates of Isis under the 2007 Research Agreement) plus

(B)          the aggregate amount of payments made by the Foundation to Isis under that certain Letter Agreement, dated as of [***], between Isis and the Foundation related to [***] (as amended from time to time) plus

(C)          the aggregate amount of payments made by the Foundation to Isis and Affiliates of Isis under this Agreement (as amended from time to time), including all amounts paid by the Foundation to Isis to reimburse Isis for Isis Provided Reimbursable Materials Costs and Specialized Licenses or Services Costs plus

(D)          the aggregate of the amounts set forth on Schedule 13(a)(ii)(D) attached hereto (each such amount representing a prior payment(s) made by the Foundation to a Third Party or Affiliate of Isis for the development of the Project HD Intellectual Property as a therapeutic product for Huntington’s disease patients) plus

(E)           the aggregate amount of payments made by the Foundation to Third Parties and Affiliates of Isis for research and development activities related to developing the Project HD Intellectual Property as a therapeutic product for Huntington’s disease patients that (1) are set forth on Schedule 13(a)(ii)(E) attached hereto or (2) have been approved by the Steering Committee (any such agreement to be set forth in the applicable mutually-approved Steering Committee meeting minutes) plus

(F)           [***].

(iii)         Thereafter, 100% of all Revenue to Isis.

(b)           Amounts not Subject to Revenue Sharing.

(i)            Revenue Sharing only Applicable to Amounts Received by either Party in Connection with Commercial License Granted to Third Parties and Affiliates. For the avoidance of doubt, the Parties agree that this Section 13 will only apply to Revenue received by either of the Parties.

(ii)           No Revenue Sharing for Amounts Received by Isis in Connection with Research and Development of the Project HD Intellectual Property. For the avoidance of doubt, the Parties agree that this Section 13 will only apply to Revenue and will not apply to any amounts received by Isis so long as any such amounts are paid (x) solely to reimburse Isis for the actual internal costs and expenses incurred by Isis from the use of Project HD Intellectual Property for Research and Development conducted internally by Isis or (y) for the use or other exploitation (including the grant of any license for any purpose) of any Project HD Intellectual Property outside the HD Field of Use.

(c)           Relation to Revenue Sharing under the 2007 Research Agreement. Isis and the Foundation agree that this Section 13 supersedes and replaces in its entirety Section 11 of the 2007 Research Agreement.

Confidentiality; Trademarks

14.          Certain Information Deemed Confidential Information; Certain Information Specifically Excepted from Being Deemed Confidential Information; Permitted Uses of Confidential Information; Confidentiality and Non-Use; Use by Representatives; Exceptions to Confidentiality and Non-Use.

(a)           Certain Information Deemed Confidential Information; Certain Information Specifically Excepted from Being Deemed Confidential Information.

(i)            Certain Information Deemed Confidential Information.

(A)          Certain Information Deemed Confidential Information of Isis. The Foundation agrees that all Isis Background Intellectual Property will be deemed Confidential Information of Isis (the foregoing, together with any additional information disclosed by Isis in accordance with clause (i) of the first sentence of Section 1(p) of this Agreement (except to the extent that any such information constitutes Project Intellectual Property or Project Results), the “Isis Confidential Information”).

(B)          Certain Information Deemed Confidential Information of the Foundation. Isis agrees that all Foundation Provided Material Information and Foundation Background Intellectual Property will be deemed Confidential Information of the Foundation (the foregoing, together with such additional information disclosed by the Foundation in accordance with clause (i) of the first sentence of Section 1(p) of this Agreement (except to the extent that any such information constitutes Project Intellectual Property or Project Results), the “Foundation Confidential Information”).

(C)          Certain Information Deemed Confidential Information of both Parties. The Parties agree that (1) the terms and conditions of this Agreement (including all appendices, supplements or exhibits attached to this Agreement) and all Project Intellectual Property and Project Results (including all Project Results set forth in the Project Reports) will be deemed Confidential Information of both Parties (“Joint Confidential Information”) and (2) each Party will be deemed both a “Disclosing Party” and a “Receiving Party” of all Joint Confidential Information. The Parties further agree to treat all Joint Confidential Information as Confidential Information of each of the Parties in accordance with the terms of this Section 14. Notwithstanding the foregoing, the Parties agree after the sixth anniversary of the Original Effective Date (the “Disclosure Date”) the Project Results shall no longer be deemed Confidential Information and may be disclosed by either Party to any Affiliate or Third Party without restriction unless prior to the Disclosure Date Isis notifies the Foundation that there exists good reasons for such disclosure to be withheld for an additional six-month period, in which case the Disclosure Date will be extended for an additional six months and the provisions of this Section 14(a)(i)(C) will apply to such new Disclosure Date.

(ii)           Certain Information Specifically Excepted from Being Deemed Confidential Information. For the avoidance of any doubt, the Parties acknowledge and agree that any information deemed to be Confidential Information pursuant to Section 14(a)(i) of this Agreement will not constitute Confidential Information under this Agreement if such information constitutes information which is specifically excepted from being Confidential Information in accordance with Section 1(p) of this Agreement; provided, however, the Parties acknowledge and agree that no Joint Confidential Information will be specifically excepted from being Confidential Information pursuant to clause (1) of the last sentence of Section 1(p) of this Agreement.

(b)           Permitted Uses of Confidential Information.

(i)            Permitted Uses of Joint Confidential Information.

(A)          Permitted Uses of Joint Confidential Information by Isis. The Foundation agrees that Isis may (1) use, or have used, the Joint Confidential Information for all uses and purposes to the extent necessary or useful to enable Isis to perform its obligations or exercise its rights under this Agreement and (2) subject to Section 14(c) of this Agreement, disclose the Joint Confidential Information to Third Parties and Affiliates of Isis.

(B)          Permitted Uses of Joint Confidential Information by the Foundation. Isis agrees that the Foundation may (1) use, or have used, the Joint Confidential Information for all uses and purposes to the extent necessary or useful to enable Isis to perform its obligations or exercise its rights under this Agreement and (2) subject to Section 14(c) of this Agreement, disclose the Joint Confidential Information to Third Parties and Affiliates of the Foundation.

(ii)           Permitted Uses of Foundation Confidential Information by Isis. Isis agrees that the Foundation Confidential Information may only (A) be used by Isis to the extent necessary or useful to enable Isis to perform its obligations or exercise its rights under this Agreement and (B) be disclosed in accordance with, and to only those Third Parties and Affiliates expressly permitted by, Section 14(c) of this Agreement.

(iii)         Permitted Uses of Isis Confidential Information by the Foundation. The Foundation agrees that Isis Confidential Information may only (A) be used by the Foundation to the extent necessary or useful to enable the Foundation to perform its obligations or exercise its rights under this Agreement and (B) be disclosed in accordance with, and to only those Third Parties and Affiliates expressly permitted by, Section 14(c) of this Agreement.

(c)           Confidentiality and Non-Use; Use by Representatives.

(i)            Confidentiality and Non-Use. Each Receiving Party will treat the Confidential Information of the Disclosing Party in the same manner, and with the same level of care (but, in no event, with less than a reasonable level of care), as the Receiving Party would treat its own confidential or proprietary information. Without limiting the generality of the foregoing, and except to the extent expressly permitted by this Agreement (including pursuant to Section 14(b) of this Agreement), no Receiving Party will, without the prior written consent of the Disclosing Party, (A) disclose, reveal, report, publish or give the Confidential Information of the Disclosing Party to any Third Party or Affiliate or (B) use the Confidential Information of the Disclosing Party for any purpose.

(ii)           Use by Representatives. Except as expressly permitted by this Agreement, each Receiving Party will limit disclosure of the Disclosing Party’s Confidential Information to (A) those of its Affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors, legal counsel, etc.) (B) in the case of Isis only, any Third Party collaborator of Isis and (C) in the case of the Foundation only, the Foundation Collaborators (collectively, “representatives”) who (1) have a need to know such Confidential Information to enable such Receiving Party to perform its obligations or exercise its rights under this Agreement, (2) have similar, but no less burdensome, obligations of confidentiality and non-use to those contained in this Agreement and (3) have been advised of the confidential and proprietary nature of such Confidential Information and of their obligations with respect to such Confidential Information. Each Receiving Party will (x) direct its representatives not to disclose the Confidential Information of the Disclosing Party to any person or entity, except as expressly permitted under this Agreement and (y) be responsible for any breach by its representatives of the obligations under this Agreement relating to Confidential Information of the Disclosing Party.

(d)           Exceptions to Confidentiality and Non-Use. Each Receiving Party may, without the prior written authorization of the Disclosing Party, disclose the Confidential Information of the Disclosing Party to the limited extent it is required to pursuant to any applicable federal, state, local, or international law, or any judicial or government request, requirement or order; provided, that, such Receiving Party provides the Disclosing Party with sufficient prior notice, and cooperates with the Disclosing Party (at such Disclosing Party’s cost and expense), to allow the Disclosing Party to contest such request, requirement or order. In addition, each Party may disclose (i) the existence of this Agreement; (ii) a general summary of the Research being provided under this Agreement; (iii) the aggregate dollar amount of fees to be paid by the Foundation under this Agreement; and (iv) any specific terms of this Agreement that are a matter of public record except by breach of this Agreement; provided, that, if Isis determines that applicable securities laws or regulations require it to disclose additional information about this Agreement or its terms or conditions, Isis will notify the Foundation in writing of such disclosure requirement and will cooperate with the Foundation in requesting confidential treatment of any provision of this Agreement as reasonably requested by the Foundation.

(e)           [***] Collaboration. The Foundation has entered into a collaboration with [***] and [***] related to the development of therapeutics to treat Huntington’s disease (the “[***] Project”). Notwithstanding any provision to the contrary in this Agreement, the Foundation will not (i) disclose, reveal or give any Isis Confidential Information or Joint Confidential Information to [***] or [***] or (ii) provide any Project Compounds to [***] or [***], in each case for use in connection with the [***] Project. The Foundation will not (A) disclose, reveal or give any confidential information of any of the parties to the [***] Project to Isis or (B) provide any compounds resulting from the [***] Project to Isis or any of its Affiliates, in each case for use in connection with this Project. The Parties will implement reasonable safeguards, processes and procedures necessary to abide by the obligations in this Section 14(e).

15.          Use of Trademarks. No Party will use the name, trademarks, logos, physical likeness or other symbol of the other Party (or their employees) for any marketing, advertising, public relations or other purposes without the prior written authorization of the other Party, except that either Party may (a) make reference to the Foundation’s funding of the Research and (b) use the other Party’s name in any disclosure permitted pursuant to Section 14(d) of this Agreement; provided, that, in each case the relationship of the Parties is accurately and appropriately described.

Covenants; Representations and Warranties

16.          Covenants; Representations and Warranties.

(a)           Covenants. Isis agrees to each of the following:

(i)            Conduct of the Research; Compliance with Law. Isis will perform the Research using generally accepted industry standards and practices and in compliance with all applicable federal, state, local, international, health authority and institutional laws, rules, regulations, orders and guidelines.

(ii)           Audit; Access. At reasonably convenient times and dates and upon reasonable prior notice (in all cases at least 10 business days), (A) the Foundation and its representatives will have the right to audit Isis’ compliance with this Agreement and (B) Isis will provide the Foundation and its representatives with reasonable access to the facilities used in the performance of the Research, data and personnel in order to enable the Foundation to assess the status and progress of the Research being performed by Isis.

(iii)         Research Team. The Research will only be performed by individuals who have assigned to Isis any ownership or other rights they may acquire in any (A) Project Results produced or (B) Project Intellectual Property conceived, discovered, invented, made or first reduced to practice, in each case in the course of the performance of the Research under this Agreement, so that Isis may perform its obligations and convey the rights granted by it under this Agreement. Isis will not permit any individual to perform any Research or review, or have access to, any Project Results, prior to such individual’s execution and delivery of the invention assignments required by this Section 16(a)(iii). Isis will cause any such individual to assign any such (1) Project Results produced or (2) Project Intellectual Property conceived, discovered, invented, made or reduced to practice, in each case in the course of the performance of the Research under this Agreement to Isis.

(iv)          Consents, Licenses, Permits and Approvals. Isis will obtain all consents, permits and other approvals necessary for Isis to perform its obligations and convey the rights granted by it under this Agreement.

(v)            Conflicting Obligations. Isis will not enter into, any agreement, contract, license or other arrangement that conflicts with Isis’ discharge of its obligations under this Agreement or the Foundation’s exercise of its rights under this Agreement.

(vi)          Third Party and Affiliate Intellectual Property. Except for the Isis Background Intellectual Property set forth on Schedule 16(a)(vi), without the prior written consent of the Foundation, Isis will not use or practice any (A) Intellectual Property (1) that is known by Isis to be owned by a Third Party or one of Isis’ Affiliates or (2) which is owned by, or licensed to, Isis (or otherwise subject to restrictions on use known to Isis), (B) Acquirer Intellectual Property of any Acquirer of Isis, (C) Isis/[***] Collaboration Intellectual Property or (D) Regulus Intellectual Property, in the performance of the Research, if the use or practice of any such Intellectual Property would be necessary to enable a) licensee under a Commercial License to practice any Project HD Intellectual Property to the extent necessary for such licensee to commercialize one or more Project Compounds under a Commercial License in accordance with the terms of this Agreement or b) the Foundation and the Foundation Collaborators to use any Project Results, Project Deliverables or Project HD Intellectual Property solely for HD Research and Development, unless (1) Isis Controls, and at all times retains Control of, such Intellectual Property, (2) except as set forth on Schedule 16(b)(iv)(B) - 2, Isis does not have to obtain the consent of any Third Party or Affiliate or pay any compensation to any Third Party or Affiliate to license or sublicense such Intellectual Property and (3) grants a license or sublicense, as the case may be, in respect of any such Intellectual Property to (a) a licensee under a Commercial License to the extent necessary for such licensee to commercialize one or more Project Compounds under such Commercial License in accordance with the terms of this Agreement, including under Section 10(g) of this Agreement and (b) the Foundation (with the right to grant sublicenses to the Foundation Collaborators), pursuant to the terms and conditions of this Agreement, including Section 12  of this Agreement, to use any Project Results, Project Deliverables or Project HD Intellectual Property solely for HD Research and Development.

(vii)         Further Assurances. Isis will, at the Foundation’s expense, (A) execute such further documents, instruments, licenses and assurances and (B) take such further actions, in each case as the Foundation may reasonably request from time to time to better enable the Foundation to exercise its rights under this Agreement; provided, that, such further documents, instruments, licenses, assurances and actions will not materially change either Party’s rights or obligations under this Agreement.

(viii)        No Debarment. Isis will not use a Debarred Individual (as defined below) or Debarred Entity (as defined below) to perform any activities or render any assistance on Isis’ behalf relating to activities performed pursuant to this Agreement. A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any drug product application, or a member, subsidiary or Affiliate of a Debarred Entity; and a “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

(b)           Representations and Warranties. Isis hereby represents and warrants to each of the following as of the Effective Date:

(i)            No Debarment. Isis represents and warrants that it has never been, and is not currently, a Debarred Entity.

(ii)           Consents, Licenses, Permits and Approvals. Isis has obtained all consents, licenses, permits and other approvals necessary for Isis to enter into this Agreement.

(iii)         Conflicting Obligations. Neither the execution and delivery of this Agreement by Isis nor the discharge by Isis of its obligations under this Agreement will conflict with, result in a breach of, constitute a default under, require any notice under or create in any Third Party the right to terminate, modify or cancel any agreement, contract, instrument, license or other arrangement to which Isis is or becomes a party or by which it is or becomes bound. Isis has not entered into any agreement, contract, license or other arrangement that conflicts with Isis’ discharge of its obligations under this Agreement or the Foundation’s exercise of its rights under this Agreement.

(iv)          Intellectual Property.

(A)          General Intellectual Property. To the knowledge of Isis, Isis owns or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement or other permission, all Intellectual Property necessary to perform the Research. To the knowledge of Isis, except as specifically disclosed in that certain letter dated as of the Original Effective Date from Grantland E. Bryce, Vice President, Corporate Development & Legal Counsel to Robi Blumenstein, Isis’ performance of the Research will not interfere with, infringe upon, violate or misappropriate any Intellectual Property rights of any Third Party or Affiliate of Isis.

(B)          Isis Background Intellectual Property. Schedule 16(b)(iv)(B) - 1 sets forth a complete and accurate list of all Isis Background Intellectual Property that is not Controlled by Isis that would be necessary to enable (1) a Third Party licensee under a Commercial License to practice any Project HD Intellectual Property to the extent necessary for such Third Party to commercialize one or more Project Compounds under a Commercial License in accordance with the terms of this Agreement and (2) the Foundation and the Foundation Collaborators to use the Project Results, any Project Deliverables and Project HD Intellectual Property solely for HD Research and Development. Except as set forth on Schedule 16(b)(iv)(B) - 2, Isis has the right to grant the licenses and sublicenses contemplated by this Agreement to the Isis Background Intellectual Property Controlled by Isis without obtaining the consent of any Third Party or Affiliate and without the payment of any compensation to any Third Party or Affiliate.

(C)          Certain Third Party and Affiliate Intellectual Property. During the period beginning on the Original Effective Date and ending on the Effective Date, Isis did not use or practice any (A) Intellectual Property (1) that was known by Isis to be owned by a Third Party or one of Isis’ Affiliates or (2) which was owned by, or licensed to, Isis (or otherwise subject to restrictions on use known to Isis), (B) Acquirer Intellectual Property of any Acquirer of Isis,  (C) Isis/[***] Collaboration Intellectual Property or (D) Regulus Intellectual Property, in the conduct of the 2007 Research Agreement Project, that would be necessary to be used or practiced to enable a) licensee under a Commercial License to practice any Project HD Intellectual Property to the extent necessary for such licensee to commercialize one or more Project Compounds under a Commercial License in accordance with the terms of this Agreement or b) the Foundation and the Foundation Collaborators to use any Project Results, Project Deliverables or Project HD Intellectual Property solely for HD Research and Development, other than any such Intellectual Property that Isis (1) Controls, and at all times retains Control of, such Intellectual Property and (2) grants a license or sublicense, as the case may be in respect of any such Intellectual Property to (a) a licensee under a Commercial License to the extent necessary for such licensee to commercialize one or more Project Compounds under such Commercial License in accordance with the terms of this Agreement, including under Section 10(g) of this Agreement and (b) the Foundation (with the right to grant sublicenses to the Foundation Collaborators), pursuant to the terms and conditions of this Agreement, including Section 12  of this Agreement, to use any Project Results, Project Deliverables or Project HD Intellectual Property solely for HD Research and Development.

Term; Termination; Effect of Termination

17.          Term; Termination of Certain Sections by the Foundation; Termination of Certain Sections by Isis; Termination of Specified Sections; Survival of Remaining Sections; Effect of Termination of Certain Sections.

(a)           Term. The term (the “Term”) of this Agreement will commence on the Effective Date and will, unless earlier terminated in accordance with the terms hereof or by the mutual written agreement of the Parties, continue in effect until the date that is 30 days after the date on which all activities that have been approved by the Steering Committee to be conducted as part of the Project (as evidenced by such activities being set forth in the Detailed Project Description most recently approved by the Steering Committee) have been completed.

(b)           Termination of Certain Sections by the Foundation.

(i)            Termination with Notice. The Foundation may elect for any reason to immediately terminate all of the sections specified in Section 17(d)(i) of this Agreement and discontinue Isis’ performance of the Research by giving 60 days prior written notice to such effect to Isis.

(ii)           Termination Upon the Occurrence of Certain Events. The Foundation may, by giving notice to Isis, elect to terminate each of the sections specified in Section 17(d)(i) of this Agreement and discontinue Isis’ performance of the Research upon the occurrence of any of the following events:

(A)          Breach of this Agreement. If Isis (1) materially breaches any representation, warranty or covenant given by it under this Agreement or (2) materially defaults in the performance of its obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by Isis of notice of such breach or default from the Foundation.

(B)          Change of Circumstances Notice. Isis delivers a Change of Circumstances Notice to the Foundation pursuant to Section 3(b)(i) of this Agreement.

(C)          Post-Original Effective Date Knowledge Notice. If Isis delivers a Post-Original Effective Date Knowledge Notice to the Foundation pursuant to Section 3(b)(ii) of this Agreement.

(D)          Bankruptcy Event. If Isis is the subject of a Bankruptcy Event.

(c)           Termination of Certain Sections by Isis. Isis may, by giving notice to the Foundation, elect to terminate each of the sections specified in Section 17(d)(i) of this Agreement and discontinue Isis’ performance of the Research upon the occurrence of any of the following events:

(i)            Breach of this Agreement. If the Foundation (A) materially breaches any representation, warranty or covenant given by it under this Agreement or (B) materially defaults in the performance of any of its obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by the Foundation of notice of such breach or default from Isis.

(ii)           Bankruptcy Event. If the Foundation is the subject of a Bankruptcy Event.

(d)           Termination of Specified Sections; Survival of Remaining Sections; Effect of Termination of Certain Sections.

(i)            Termination of Specified Sections; Survival of Remaining Sections. Immediately upon the earlier to occur of either (A) the expiration of the Term, (B) the mutual agreement of the Parties to terminate this Agreement, (C) an election by the Foundation pursuant to Section 17(b) of this Agreement or (D) an election by Isis pursuant to Section 17(c) of this Agreement, then subject to Section 17(d)(ii) of this Agreement, each of Section 2, Section 3(a), Section 3(b), Section 4(a), Section 4(b), Section 4(c)(iii), Section 5(a), Section 5(b), Section 6(a) and Section 6(b) will a) immediately terminate and b) subject to Section 17(d)(ii) of this Agreement, have no further force or effect. The Parties acknowledge and agree that in the event of the termination of the sections specified in this Section 17(d)(i), all other sections of this Agreement will survive indefinitely and remain in full force and effect.

(ii)           Effect of Termination of Certain Sections.

(A)          Delivery of Final Project Reports, Provided Research Materials, Project Deliverables and Project Results. Upon the termination of the sections specified in Section 17(d)(i) of this Agreement, Isis will deliver to the Foundation each of the following: (1) in accordance with Section 5(e) of this Agreement, a Final Project Report for the Project for the period beginning on the Effective Date through the date of such termination, (2) in accordance with Section 5(e) of this Agreement, a final FTE Report for the period beginning on the end date of the period covered by the last FTE Report delivered through the date of such termination, (3) in accordance with Section 4(c) of this Agreement, all unused Provided Research Materials and (4) in accordance with Section 7(b) and Section 8(b), respectively, of this Agreement, all Project Results and Project Deliverables produced by Isis but not yet delivered to the Foundation through the date of such termination.

(B)          Foundation’s Payment Obligation Upon Termination. The Parties acknowledge and agree that, upon the termination of the sections specified in Section 17(d)(i) of this Agreement, the Foundation will, subject to Section 6 of this Agreement, make a payment (to the extent such payment is not in dispute) (1) in respect of the Research FTEs performing the Research through the effective date of the termination of the sections specified in Section 17(d)(i) of this Agreement (such payment to be calculated in accordance with Section 6 of this Agreement) and (2) to reimburse Isis for any Isis Provided Reimbursable Materials Costs and Specialized Licenses or Services Costs incurred by Isis in accordance with, and subject to, Section 4(b) and Section 4(d) of this Agreement, respectively, unless the obligations of Isis to procure Isis Provided Reimbursable Materials and Specialized Third Party Licenses and Services related to such costs may be cancelled by Isis in which case the Foundation will only reimburse Isis for the contractual cancellation fees associated with the cancellation of such obligations. Isis agrees that a) the invoice submitted by Isis in respect of the final Quarterly Research Payment shall credit the Advance Research Payment Amount against such final Quarterly Research Payment and b) if the amount of final Quarterly Research Payment is less than the Advance Research Payment Amount, Isis shall promptly make a payment to the Foundation in an amount equal to the amount by which the Advance Research Payment Amount exceeded the amount of the final Quarterly Research Payment.

(C)          Facilitation of Continued Research. Upon the termination of the sections specified in Section 17(d)(i) of this Agreement, if requested by the Foundation, Isis and the Foundation will, in good faith, discuss the use of reasonable efforts to facilitate the continuance of the Project elsewhere.

(D)          Liabilities and Obligations Accrued Prior to Termination. The Parties acknowledge and agree that the termination of the sections specified in Section 17(d)(i) of this Agreement will not (1) relieve any Party then in breach of this Agreement for any liabilities to the other Party in respect of any breach under this Agreement or (2) relieve either Party from any of the obligations such Party may have under this Agreement to the extent such obligations accrued prior to the date of such termination or (3) relieve either Party from any of the obligations such Party may have under any of the sections of this Agreement that expressly survive any such termination.

Miscellaneous

18.          Independent Contractor. Isis is acting as an independent contractor and not an agent, joint venturer or partner of the Foundation. Nothing in this Agreement will create, evidence or imply any agency, partnership or joint venture between the Parties. Neither Party will act or describe itself as the agent of the other Party nor will it represent that it has any authority to make commitments on the other Party’s behalf.

19.          Notices. Any notice required or permitted to be given by this Agreement will be in writing and will be delivered by personal delivery, US mail with postage prepaid and return receipt requested, facsimile (provided the sender has evidence of successful transmission) or next-day courier service. Any notice so delivered will be deemed to be given, delivered and received, if delivered by personal delivery or if delivered by US mail, on the day received as indicated by the postal receipt and if delivered by facsimile or courier service, on the day following dispatch. All such notices are to be given or made at the following addresses (or to such other address as may be designated by a notice given in accordance with the provisions of this Section 19):

If to the Foundation to:

CHDI Foundation, Inc.

c/o CHDI Management, Inc.

350 Seventh Avenue, Suite 601

New York, NY 10001

Attention: Ruth Basu, Chief Administrative Officer

Fax: 212-239-2101

With a copy to:

CHDI Foundation, Inc.

c/o CHDI Management, Inc.

350 Seventh Avenue, Suite 601

New York, NY 10001

Attention: David P. Rankin, Chief Legal Officer

Fax: 212-239-2101

If to Isis prior to August 22, 2011, to:

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, CA 92008

Attention: C. Frank Bennett, Ph.D.

Fax: 760-603-4650

With copies to:

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, CA 92008

Attention: Chief Operating Officer & Chief Financial Officer

Fax: 760-918-3592

and

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, CA 92008

Attention: Vice President, Legal & General Counsel

Fax: 760-268-4922

If to Isis on or after August 22, 2011, to:

Isis Pharmaceuticals, Inc.

2855 Gazelle Court

Carlsbad, CA 92010

Attention: C. Frank Bennett, Ph.D.

Fax: 760-603-4650

With copies to:

Isis Pharmaceuticals, Inc.

2855 Gazelle Court

Carlsbad, CA 92010

Attention: Chief Operating Officer & Chief Financial Officer

Fax: 760-918-3592

and

Isis Pharmaceuticals, Inc.

2855 Gazelle Court

Carlsbad, CA 92010

Attention: Vice President, Legal & General Counsel

Fax: 760-268-4922

20.          Indemnity; Limitation on Damages.

(a)           Indemnification by the Foundation. The Foundation will defend and indemnify Isis, its Affiliates and their respective directors, officers, employees, representatives, consultants, agents and service providers (collectively, the “Isis Indemnified Parties”), against any and all costs, damages, expenses (including reasonable legal fees) and losses suffered by any Isis Indemnified Party in connection with any Third Party action, assessment, claim, demand, proceeding or suit to the extent arising or resulting from (i) the Foundation’s negligence or willful misconduct; (ii) the Foundation’s breach of this Agreement; (iii) Isis’ use, or alleged use, in the performance of the Research of any Foundation Provided Materials or Foundation Provided Material Information provided by the Foundation to Isis for the purpose of performing the Research; or (iv) the storage, distribution or use of a Project Compound by the Foundation or any Foundation Collaborator (but in each case only to the extent such claim does not result from, or arise out of, an action for which Isis is obligated to indemnify the Foundation pursuant to Section 20(b) of this Agreement). For clarity, the Parties agree that the parenthetical clause in the immediately preceding sentence is not intended to obviate or otherwise limit the possibility that both Isis and the Foundation may be determined to be joint tort-feasors and, therefore, share liability.

(b)           Indemnification by Isis. Isis will defend and indemnify the Foundation and its Affiliates, members, directors, officers, employees, representatives, consultants, agents and service providers (collectively, the “Foundation Indemnified Parties”), against any and all costs, damages, expenses (including reasonable legal fees) and losses suffered by any Foundation Indemnified Party in connection with any Third Party action, assessment, claim, demand, proceeding or suit to the extent arising or resulting from (i) Isis’ negligence or willful misconduct; (ii) Isis’ breach of this Agreement; (iii) the storage, distribution or use of a Project Compound by Isis or any collaborator of Isis (other than the Foundation) or (iv) the activities of Isis in the course of Isis’ performance of the Research, including activities which infringe upon, violate or misappropriate, or are alleged to infringe upon, violate or misappropriate, the Intellectual Property rights of a Third Party (but (A) excluding all activities that infringe upon, violate or misappropriate, or are alleged to infringe upon, violate or misappropriate, the Intellectual Property rights of a Third Party if (1) in accordance with Section 16(a)(vi) of this Agreement, the Foundation consented to the use or practice, as the case may be, of such Third Party Intellectual Property by Isis in the conduct of such activities or (2) in accordance with Section 3(b)(ii) of this Agreement, Isis notified the Foundation with respect to the to the use or practice, as the case may be, of such Third Party Intellectual Property by Isis in the conduct of such activities and the Foundation did not exercise, within 90 days of the Foundation’s receipt of Isis’ notice, its right to terminate the applicable Project(s) or this Agreement and (B) only to the extent such claim does not result from, or arise out of, an action for which the Foundation is obligated to indemnify Isis pursuant to Section 20(a) of this Agreement). For clarity, the Parties agree that the parenthetical clause in the immediately preceding sentence is not intended to obviate or otherwise limit the possibility that both Isis and the Foundation may be determined to be joint tort-feasors and, therefore, share liability.

(c)           Limitation on Damages; Damages Cap.

(i)            Limitation on Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT BUT SUBJECT TO SECTION 20(d) OF THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OR OTHER SIMILAR OR LIKE DAMAGES (INCLUDING LOSS OF PROFITS) UNDER THIS AGREEMENT EVEN IF SUCH PARTY OR AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THAT, NOTHING IN THIS AGREEMENT WILL EXCLUDE OR LIMIT THE LIABILITY OF EITHER PARTY FOR (A) A BREACH OF SECTION 14 OF THIS AGREEMENT; (B) DEATH OR PERSONAL INJURY; OR (C) FRAUD.

(ii)           Damages Cap. Isis’ liability to the Foundation under this Agreement and the 2007 Research Agreement shall not exceed the sum of (A) US$[***] plus (B) [***]. The Foundation’s liability to Isis under this Agreement and the 2007 Research Agreement shall not exceed [***]. Isis and the Foundation agree that this Section 20(c)(ii) supersedes and replaces in its entirety Section 18(c)(ii) of the 2007 Research Agreement.

(d)           Indemnity Amounts. Any amounts owing pursuant to a Party’s express indemnity obligations under this Agreement will not be subject to the limitation on damages restrictions set forth in Section 20(c) of this Agreement.

(e)           Indemnity Procedures. In the event that a Party that is entitled to indemnification under Section 20(a) or Section 20(b) of this Agreement, as the case may be (such Party the “Indemnified Party”) seeks indemnification from the other Party (such Party an “Indemnifying Party”), the Indemnified Party will (i) inform, in writing, the Indemnifying Party of the claim as soon as reasonably practicable after the Indemnified Party receives notice of such claim; (ii) permit the Indemnifying Party to assume direction and control of the defense of such claim (including the sole right to settle such claim in the Indemnifying Party’s sole discretion, provided that any such settlement does not (A) admit any fault or negligence on the part of the Indemnified Party, (B) impose any obligation on the Indemnified Party or (C) without the prior written consent of the Indemnified Party (which consent shall not unreasonably withheld, conditioned or delayed), adversely affect the Indemnified Party in any way; (iii) cooperate as reasonably requested (at the cost and expense of the Indemnifying Party) in the defense of such claim; and (iv) undertake commercially (at the cost and expense of the Indemnifying Party) reasonable steps to mitigate any loss, damage or expense with respect to such claim. Notwithstanding anything in this Agreement to the contrary, the Indemnifying Party will have no liability under Section 20(a) or Section 20(b), of this Agreement, as the case may be, with respect to any claims settled by the Indemnified Party without the Indemnifying Party’s prior written consent.

21.          Alternative Dispute Resolution.

(a)           General. Except for (i) Steering Committee Disputes which are to be resolved pursuant to Section 5(a)(iii)(B) of this Agreement and (ii) Commercial License Grant Disputes which are to be resolved pursuant to Section 10(e) of this Agreement, if a dispute arises out of or relates to this Agreement, or breach thereof, the Parties agree that such dispute will be resolved exclusively in accordance with this Section 21.

(b)           Resolution by Good Faith Negotiations. If a dispute arises out of or relates to this Agreement, or breach thereof, the Parties agree to negotiate in good faith to settle such dispute in accordance with this Section 21(b). If a dispute arises out of or relates to this Agreement, or breach thereof, either Party may submit such dispute to B. Lynne Parshall, in the case of Isis (or such other individual identified in writing by Isis), and Robi Blumenstein, in the case of the Foundation (or such other individual identified in writing by the Foundation), for resolution by providing a written notice (each, a “Senior Management Dispute Resolution Notice”) to the other Party setting forth in reasonable detail the basis of such dispute. If a dispute that is the subject of a Senior Management Dispute Resolution Notice is not resolved by the Parties within 60 days of the delivery of such Senior Management Dispute Resolution Notice, such dispute will be resolved in accordance with Section 21(c) of this Agreement. The Parties agree that any and all such negotiations will be confidential.

(c)           Resolution by Binding Arbitration. If a dispute that is the subject of a Senior Management Dispute Resolution Notice is not resolved by the Parties within 60 days of the delivery of such Senior Management Dispute Resolution Notice, either Party may submit such dispute for final resolution by an arbitrator in accordance with this Section 21(c) by providing a written notice (each, an “Arbitration Dispute Resolution Notice”) to the other Party to such effect within 30 days after the end of such 60-day period. The Parties agree that any dispute that is the subject of an Arbitration Dispute Resolution Notice will be settled by a single arbitrator in a binding arbitration in Denver, Colorado administered by JAMS under its Comprehensive Arbitration Rules and Procedures. The Parties will instruct the arbitrator that the prevailing party of any dispute (as determined by the arbitrator) will be awarded the reasonable attorneys’ fees, costs and other expenses incurred by the prevailing party in the course of the arbitration of such dispute. The award rendered by the arbitrator will be final and binding on the Parties, and judgment on the award may be entered in any court having jurisdiction thereof if reasonably necessary for enforcement. The Parties agree that, notwithstanding anything to the contrary in such rules, any and all such proceedings will be confidential.

22.          Assignment. Isis may not assign this Agreement without the prior written consent of the Foundation, except to an (a) Affiliate of Isis, or (b) entity that acquires all or substantially all of the business of Isis (whether by sale of assets or stock or by merger or other business combination), and in each case who agrees, in writing, to assume Isis’ obligations under this Agreement. Isis agrees that any such assignee will (i) acquire Isis’ interest in all of the Isis Background Intellectual Property, Project Compounds, Project Intellectual Property and Project Results and (ii) agree, in writing, to assume Isis’ obligations under this Agreement. The Foundation may assign this Agreement so long as the assignee expressly assumes in writing the Foundation’s obligations in this Agreement.

23.          Press Releases. Upon execution of this Agreement, the Parties will mutually agree to issue either a joint press release or separate press releases announcing the existence of this Agreement, in any case in a form and substance agreed to in writing by the Parties. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, provided however, that each Party may make disclosures permitted by, and in accordance with, Section 14 of this Agreement. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party will provide the other with an advance copy of any such announcement at least five business days prior to its scheduled release.

24.          Incorporation of Appendices, Exhibits and Schedules; Entire Agreement; Amendment. The appendices, exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. If (a) any terms or conditions of the 2007 Research Agreement, (b) anything in any appendix, exhibit or schedule attached to this Agreement or (c) any notice, invoice or other document delivered by a Party under this Agreement conflicts with any terms or conditions set forth in the body of this Agreement, the terms and conditions set forth in the body of this Agreement will control. This Agreement constitutes the entire agreement among the Parties relating to the Research and all prior understandings and agreements relating to the Research are superseded hereby. This Agreement may not be amended except by a document signed by authorized representatives of each of the Parties.

25.          No Waiver. Any failure of a Party to enforce any provision of this Agreement will not be deemed a waiver of its right to enforce such provision on any subsequent occasion. No waiver of any provision of this Agreement will be valid unless it is in writing and is executed by the Party against whom such waiver is sought to be enforced. A waiver by any of the Parties of any provision of this Agreement will not be construed to be a waiver of any succeeding breach thereof or of any other provision of this Agreement.

26.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding will have no effect on the remaining provisions of this Agreement, and they will continue in full force and effect.

27.          Interpretation; Headings. The word “including” will mean “including without limitation”. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Headings used in this Agreement are for convenience of reference only and are not intended to influence the interpretation hereof.

28.          Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

29.          No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Agreement.

30.          Counterparts. This Agreement may be signed, including by facsimile signature, in two or more counterparts and each such counterpart will constitute an original document and such counterparts, taken together, will constitute the same instrument.

In witness to the foregoing, the Parties have executed this Agreement as of the Effective Date.

FOUNDATION:

CHDI Foundation, Inc.

By:	/s/ Robi Blumenstein
Name: Robi Blumenstein
Title: President, CHDI Management

ISIS:

Isis Pharmaceuticals, Inc.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer & CFO

Appendix A to Research Agreement

(General Project Description)

Appendix A-1 to Research Agreement

[***]

Appendix A-2 to Research Agreement

[***]

Appendix A-3 to Research Agreement

[***]

Appendix B to Research Agreement

(Initial Detailed Project Description)

Appendix B-1 to Research Agreement

[***]

Appendix B-2 to Research Agreement

[***]

Appendix B-3 to Research Agreement

[***]

Appendix C to Research Agreement

(Additional Project Activities Description)

Schedule 13(a)(ii)(D)

(Schedule of Prior Payments Made by the Foundation
to a Third Party of Affiliate of Isis)

[***]

Schedule 13(a)(ii)(E)

(Schedule of Approved Payments to be Made by the Foundation)

[***]

Schedule 16(a)(vi)

(Third Party Intellectual Property)

[***]

Schedule 16(b)(iv)(B) – 1

(Required Isis Background Intellectual Property — Not Controlled by Isis)

[***]

Schedule 16(b)(iv)(B) – 2

[***]